American National Bank
                            and Trust Company of Chicago

                             LOAN AND SECURITY AGREEMENT
                             (Re:  CIRCUIT SYSTEMS, INC.)


        THIS AGREEMENT ("Agreement") dated November 21, 1997 and made effective as of September 1, 1997, by and among CIRCUIT SYSTEMS OF TENNESSEE, L.P., a Tennessee limited partnership ("Partnership"), CIRCUIT SYSTEMS OF TENNESSEE, INC., a Tennessee corporation ("Circuit/Tennessee"), CIRCUIT SYSTEMS, INC., an Illinois corporation (the "Company"; the Company, Circuit/Tennessee and the Partnership are sometimes referred to individually as a "Borrower" and are collectively referred to as "Borrowers") and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association ("Lender").


   R E C I T A L S:

        The Company is the sole limited partner of the Partnership, and the sole shareholder of Circuit/Tennessee, which is the sole general partner of the Partnership.

        The Company and Lender, as assignee of NBD Bank, are parties to that certain Secured Revolving Credit Agreement dated as of April 30, 1993, as amended April 29, 1994, August 23, 1994, August 31, 1995,
   November 27, 1995, April 30, 1996 and August 30, 1996 (as amended hereinafter referred to as the "Company Loan Agreement"), pursuant to which Lender has made certain credit facilities available to the Company (hereinafter the "Company Loan").

        Pursuant to the terms of the Seventh Amendment to Revolving Credit Agreement dated July 24, 1997, by and among Borrowers and Lender, the Partnership assumed all obligations of the Company with respect to the Company Loan, and certain terms of the Company Loan were amended as provided therein (the "Company Loan Agreement," as amended by the Seventh Amendment, is hereinafter referred to as the "Existing Loan Agreement", and the Company Loan, as amended by the Seventh Amendment and assumed by the Partnership, as co-maker with the Company, is hereinafter referred to as the "Existing Loan").

        Borrowers have requested that Lender extend the maturity date of the Existing Loan, make certain amendments to the Existing Loan, and make an additional credit facility available to Borrowers, as hereinafter set forth, upon the terms and subject to the conditions hereafter set forth.

        As amended seven times, the Existing Loan Agreement has become cumbersome, and the parties have agreed to amend and restate the terms of the Existing Loan Agreement in their entirety, to extend the maturity date of the Existing Loan, make certain other amendments and modifications to the Existing Loan, and make an additional credit facility available to Borrowers upon the terms and subject to the conditions hereafter set forth.

        ACCORDINGLY, in consideration of the foregoing, the mutual covenants and agreements and of any extension of credit heretofore now or hereafter made by Lender to Borrowers, and subject to the terms and conditions hereof, the parties agree as follows:

        1. DEFINITIONS. When used herein, the following terms shall have the following meanings:

             1.1 Account(s). All of each Borrower's now existing or hereafter arising or acquired accounts, accounts receivable, and any other rights to payment, however created, including, without limitation, any right to payment for goods sold or leased, or for services rendered, whether arising out of the sale of inventory or otherwise and whether or not it has been earned by performance, and any and all notes, drafts, acceptances, chattel paper, general intangibles and other obligations arising out of or representing a right to payment, however created.

             1.2 Account Debtor. Any person and/or entity obligated on an Account.

             1.3  Additional Credit Facility  Loan.   That certain  loan
   not to exceed Five Million Dollars ($5,000,000.00) made by Lender to Borrowers hereunder, and as further described in Article 2.

             1.4 Additional Credit Facility Loan Maturity Date. The earlier of (i) August 31, 1998, or (ii) the date upon which Lender shall accelerate the due date of the Additional Credit Facility Loan, whether as a result of the occurrence of an Event of Default or as otherwise permitted hereunder or in the Additional Credit Facility Note. On the Additional Credit Facility Loan Maturity Date, all of the outstanding principal under the Additional Credit Facility Note, together with all unpaid costs, fees and interest thereon, shall be due and payable in full.

             1.5 Additional Credit Facility Loan Note. The promissory note which evidences the Additional Credit Facility Loan and which is made jointly and severally by Borrowers payable to the order of Lender in the principal amount of Five Million Dollars ($5,000,000.00) secured by, among other things, the Collateral and delivered by Borrowers to Lender in the form attached hereto as Exhibit D.

             1.6 Affiliate. Any Person (a) directly or indirectly controlling, controlled by or under common control with, any Borrower, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in any Borrower or any general partner of the Partnership, (c) five percent (5%) or more of whose voting stock or other equity interest is owned directly or indirectly or is held by any Borrower or any partner of the Partnership. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

             1.7  Base  Rate.    The  rate  of  interest  announced   or
   published publicly from time to time by Lender as its prime or base rate of interest.

             1.8 Borrowers' Liabilities. All obligations and liabilities of any Borrower to Lender (including, without limitation, all debts, claims, and indebtedness under Article 3 hereof), whether primary, secondary, direct, contingent, fixed or otherwise, including Rate Hedging Obligations (as defined herein), heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement, the other Loan Documents or the Other Agreements or by operation of law or otherwise.

             1.9 Business Day. Any day of the year on which Lender is open for business at its principal office in Chicago, Illinois.

             1.10 Charges. All national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the "Collateral" (as hereinafter defined), Borrower's Liabilities, Borrower's business, Borrower's ownership and/or use of any of its assets, and/or Borrower's income and/or gross receipts.

             1.11 Closing. The date that the closing of the Loan shall occur, whether or not any disbursement of the proceeds of the Loan shall occur.

             1.12 Collateral.   Shall  have  the meaning  set  forth  in
        Article 5.

             1.13 Debt.   Any  and  all  contingent  and  non-contingent
   Indebtedness howsoever evidenced and/or arising and of any nature whatsoever.

             1.14 Debt Service Ratio. For any period, Net Income plus depreciation divided by principal and interest payments payable with respect to all Debt for such period.

             1.15 Default Rate.  See Paragraph 3.4.

             1.16 Equipment. Collectively, equipment (as defined in the UCC) now owned or hereafter acquired by any Borrower, including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft, rolling stock and all other tangible personal property (except Inventory) and all parts thereof, and all additions and accessories thereto and replacements thereof.

             1.17 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

             1.18 Event of Default. Any of the events described as an event of default in Article 11 hereof or in any of the other Loan Documents.

             1.19 Existing Litigation.    The  litigation  disclosed  by
   Borrowers on Exhibit A attached hereto.

             1.20 General Intangibles. All choses in action, causes of action, and other intangible property of any Borrower of every kind and nature now owned or hereafter acquired by such Borrower, including, without limitation, partnership, corporate and other business records, deposit accounts, inventions, designs, patents, patent and trademark registrations and applications, trademarks, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, deferred tax benefits, tax refund claims, prepaid expenses, computer programs, covenants not to compete, customer lists and mailing lists, contract rights, indemnification rights, letters of credit, guaranty claims, security interests, or other security held by or granted to such Borrower.

             1.21 Indebtedness. All liabilities, obligations, and indebtedness of any and every kind and nature, including, without limitation, the Liabilities and all obligations to trade creditors, whether heretofore, now or hereafter owing, arising, due, or payable from either Borrower to any Person and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or others. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) all obligations or liabilities of any Person that are secured by any lien, claim, encumbrance, or security interest upon property owned by any Borrower, even though such Borrower has not assumed or become liable for the payment thereof; (ii) all obligations or liabilities created or arising under any lease of real or personal property or conditional sale or other title retention agreement with respect to property used or acquired by any Borrower, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; (iii) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) or (ii) above; (iv) all unfunded pension fund obligations and liabilities; and (v) deferred taxes.

             1.22 Interest Period. With respect to any Negotiated Rate Loan, a period of thirty (30), sixty (60), or ninety (90) days commencing on the LIBOR Business Day selected by Borrower pursuant to
   Section 3.2 hereof. The end of each Interest Period is herein referred to as a "Reversion Date."

             1.23 Interest Rate.  See Article 3.

             1.24 Interest Rate Determination Date. The date on which Lender determines the interest rate applicable to any Negotiated Rate Loan pursuant to subsection 3.2 hereof, which shall be the second LIBOR Business Day prior to the first day of the Interest Period applicable to such Negotiated Rate Loan.

             1.25 Inventory. Any inventory, stock, raw materials, materials or supplies of any nature whatsoever, whether raw, finished or partially finished, and possessed, held or owned by any Borrower and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturers, lessor, or licensor thereof.

             1.26 Letter of Credit Obligations. Any and all existing and future indebtedness, obligations and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, of any Borrower to Lender, arising under, pursuant to or in connection with any letter of credit issued under the Maximum Revolving Facility.

             1.27 Liabilities.   Collectively, any  and all  obligations
   under or in connection with this Agreement, the Revolving Credit Note, the Additional Credit Facility Note, and the Loan Documents.

             1.28 LIBOR Business Day. A day which is a Business Day and on which dealings in United States dollar deposits may be carried out in the London interbank market.

             1.29 LIBOR Rate.    For each  Interest  Period, a  rate  of
   interest equal to

        (a) the LIBOR Index Rate on the date which is two (2) LIBOR Business Days prior to the first day of the Interest Period, as published in The Wall Street Journal, if such rate is available, and if the LIBOR Index Rate cannot be determined by the method stated in (a), then (b) the rate of interest at which deposits in U.S. Dollars in immediately available funds are offered to Lender for the relevant Interest Period by major banks in the interbank Eurodollar market from time to time in the amount of the relevant LIBOR Rate Loan at 11:00 a.m. (London time) on the day which is two (2) LIBOR Business Days prior to the first day of such Interest Period, divided by

        (b) a number equal to 1.00 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal
             Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System;

   such rate to be adjusted to the next higher one-sixteenth of one percent (1/16 of 1%).

             1.30 Loan. Collectively, the lending under the Revolving Credit Loan and the Additional Credit Facility Loan.

             1.31 Loan Documents. All agreements, instruments and documents, including, without limitation, notes, guarantees, mortgages, deeds of trusts, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements, and all other written matter whether heretofore, now, or hereafter executed by or on behalf of Borrower or delivered to Lender with respect to this Agreement, including, without limitation, the Notes.

             1.32 Loan Expenses.  As defined in Article 3.

             1.33 Loan Opening  Date.    The date  on  which  the  first
   disbursement of all or any portion of the Loan is made by Lender to Borrower.

             1.34 Maturity Date.   The  Revolving Credit  Loan  Maturity
   Date or the Additional Credit Facility Loan Maturity Date, as applicable.

             1.35 Maximum Revolving Facility. The maximum amount of the Loans as evidenced by the Additional Credit Facility Loan Note and the Revolving Credit Loan Note, which amount constitutes a ceiling on the outstanding principal balance of Loans to be made by Lender pursuant to this Agreement.

             1.36 Net Operating Income. As of any date, the amount of net operating income of Borrowers, on a consolidated basis,
   determined  in   accordance   with  generally   accepted   accounting
   principles.

             1.37 Notes. Collectively, the Revolving Credit Note and the Additional Credit Facility Note.

             1.38 Other Agreements. All agreements, instruments and documents, including, without limitation, guaranties, mortgages, deeds of trust, notes, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, subordination agreements, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of any Borrower and delivered to Lender.

             1.39 Permitted Indebtedness. See Exhibit B attached hereto.

             1.40 Permitted Liens.  See Exhibit C attached hereto.

             1.41 Person. Any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

             1.42 Rate Hedging Obligations. Any and all obligations of any Borrower, whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements designed to protect such Borrower from the fluctuations of interest rates, exchange rates or forward rates applicable to such Person's assets, liabilities or exchange transactions, including, but not limited to: interest rate swap agreements, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, floor or collar agreements, forward rate currency agreements or agreements relating to interest rate options, puts and warrants, and (ii) any and all agreements relating to cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

             1.43 Revolving Credit Loan. That certain loan, not to exceed Ten Million Dollars ($10,000,000.00), made by Lender to
   Borrowers hereunder, and as further described in Article 2. The Revolving Credit Loan consolidates the Six Million Dollar
   ($6,000,000.00) Revolving Credit Loan and the Four Million Dollar ($4,000,000.00) Credit Facility Loan available under the Existing Loan Agreement.

             1.44 Revolving Credit Loan Maturity  Date.  The earlier  of
   (i) August 31, 1999, or (ii) the date upon which Lender shall accelerate the due date of the Revolving Credit Loan, whether as a result of the occurrence of an Event of Default or as otherwise permitted hereunder or in the Revolving Credit Loan Note. On the Revolving Credit Loan Maturity Date, all of the outstanding principal under the Revolving Credit Loan Note, together with all unpaid costs, fees and interest thereon shall be due and payable in full.

             1.45 Revolving Credit Loan Note. The promissory note which evidences the Revolving Credit Loan and which is made jointly and severally by Borrowers payable to the order of Lender in the principal amount of Ten Million Dollars ($10,000,000.00), secured by, among other things, the Collateral and delivered by Borrowers to Lender in the form attached hereto as Exhibit E.

             1.46 Securities. Any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificate of interest, shares or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

             1.47 SigmaTron Stock. Shares of common stock of SigmaTron International, Inc., a Delaware corporation ("SigmaTron").

             1.48 Tangible Net Worth. The value of the total assets of Borrowers on a consolidated basis, as determined in accordance with generally accepted accounting principles ("GAAP") after subtracting therefrom the aggregate amount of any intangible assets of Borrowers as determined in accordance with GAAP, including, without limitation, prepaid expenses, deferred income taxes, other accounts receivable, good will, franchises, licenses, patents, trademarks, trade names, copyrights and brand names, minus the aggregate of all contingent and non-contingent liabilities of Borrowers.

             1.49 Unmatured Event  of  Default.    Any  event  that  has
   occurred which with lapse of time or the giving of notice, or both, could constitute an Event of Default hereunder.

             All other  terms contained  in this  Agreement, unless  the context indicates otherwise, shall have the meanings provided for under the Uniform Commercial Code ("UCC") of the State of Illinois to the extent the same are used or defined therein. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles.

        2.   LOAN:  GENERAL TERMS.

             2.1 Revolving Credit Loan. Subject to the terms and conditions of this Agreement, Lender agrees to lend to Borrowers, or any one of them, and Borrowers agree to borrow from Lender, at any time or from time to time from the effective date hereof to and including the Revolving Credit Maturity Date, such amounts as Borrowers, or any one of them, may request, in an aggregate amount not to exceed, at any one time outstanding, Ten Million Dollars ($10,000,000.00). Within the limits and provisions of this Agreement, Borrowers may make such borrowings, repay such advances, and make additional borrowings.

             2.2 Additional Credit Facility Loan. At any time and from time to time during the period from the effective date hereof to and including the Additional Credit Facility Maturity Date, subject to the terms and conditions of this Agreement, Borrowers, or any one of them, may request additional borrowings from Lender, and Lender agrees to lend such additional requested amounts to Borrowers, or any one of them, in an aggregate amount not to exceed, at any one time outstanding, Five Million Dollars ($5,000,000.00). Within the limits and provisions of this Agreement, Borrowers may make such borrowings, repay such advances, and make additional borrowings.


             2.3 Evidence of Loan(s). Loans made by Lender to Borrowers, or any one of them, pursuant to this Agreement shall be evidenced by notes or other instruments issued or made jointly and severally by Borrowers to Lender. Except as otherwise provided in this Agreement or in any notes executed and delivered by Borrowers to Lender in connection herewith, the principal portion of Borrower's Liabilities shall be payable jointly and severally by Borrowers to Lender on the maturity date(s) described in any such note(s) or other instruments evidencing Borrower's Liabilities (as the same may be amended, renewed or replaced).

             2.4 Disbursements. Borrowers hereby authorize and direct Lender to disburse for and on behalf of Borrowers and Borrowers' account, the proceeds of Loans made by Lender to any Borrower, pursuant to this Agreement, as any officer or director of the Company shall direct, whether in writing or orally. Disbursements of the proceeds of Loans made hereunder shall be made by Lender to the Company's operating account, Account No. 5000184543; provided, however, that the proceeds of any Loans made to pay Lender any fees or expenses owed to it by any Borrower shall be disbursed directly to Lender.

             2.5 Revolving Credit. Within the limits of time and amount set forth in this Agreement, and subject to the provisions of this Agreement, each Borrower may borrow, repay and reborrow hereunder, it being agreed that each Borrower shall be liable jointly and severally for the Liabilities of any Borrower.

             2.6 Availability. Provided that an Event of Default or Unmatured Event of Default does not then exist or would not then be created, Lender shall advance to Borrowers , or any one of them, on a revolving credit basis up to the lesser of: (i) the Maximum Revolving Facility minus any Letter of Credit Obligations, or (ii) the Borrowing Base minus any Letter of Credit Obligations. As used herein, "Borrowing Base" shall mean the sum of (a) eighty percent (80%) of the face amount (less maximum discounts, credits or allowances which may be taken by or granted to Account Debtors in connection therewith) of all then existing Eligible Accounts (as hereinafter defined) that are scheduled on the most recent Borrowing Base Certificate delivered to Lender; (b) fifty percent (50%) of the Value of Eligible Raw Materials Inventory valued at the lower of cost or market, and in any event not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), and (c) seventy-five percent (75%) of the Value of Eligible Finished Goods Inventory (as hereinafter defined) which are stored at Lucent Technologies and in any event not to exceed Three Million Dollars ($3,000,000.00), all as set forth in the Borrowing Base Certificate then most recently delivered by Borrower to Lender, which amount shall be reduced by 100% of the Value of any reductions in such Eligible Inventory made since the date of such Borrowing Base Certificate.

             Inventory Value shall mean the lesser of Borrower's cost thereof calculated on a first-in, first-out basis or the wholesale market value thereof.

             Eligible Inventory shall mean any Inventory which meets each of the following requirements: (a) it is in condition to be sold in the ordinary course of Borrower's business, if Finished Goods, or, if Raw Materials, is in condition to be sold as raw materials outside of the ordinary course of Borrower's business; (b) in case of goods held for sale or lease, it is (except as Lender may otherwise consent in writing) new and unused; (c) it is subject to a first priority, fully perfected security interest in favor of Lender;
   (d) it is owned by any Borrower and is not subject to any other lien or security interest whatsoever except for: (i) the security interest in favor of Lender, (ii) tax liens for taxes not past due, and (iii) warehouse liens for warehouse charges not past due; and (e) Lender has reasonably determined, it is not unacceptable for any reason, including, but without limitation, due to age, type, category and/or quantity. Any Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory. Notwithstanding the
   foregoing,    "Eligible    Inventory"    shall    not    include:
   ____________________________________________________________________
   _____________________________________________________________________
   _____________________________________________________________________
   _____________________________________________________________________
   _____________________________________________________________________
   ____________.

        Notwithstanding any contrary provision contained herein, Lender may elect at its option to at any time and upon fourteen (14) days prior written notice to Borrowers change the foregoing method of calculating the Borrowing Base by reducing the advances against Eligible Accounts, or to deduct reserves from the Borrowing Base. If at any time the unpaid principal amount of the Loans and any Letter of Credit Obligations exceeds the lesser of : (i) the Maximum Revolving Facility, or (ii) the Borrowing Base, the Borrowers shall immediately make a prepayment of principal (plus all accrued and unpaid interest thereon) of the Loan in an amount not less than the amount of such excess.

             2.7 Expiration of Commitment. Lender's commitment to lend hereunder shall expire on the earlier of: (i) the date on which Borrower's Liabilities mature under the terms of any note given by Borrower to Lender, or (ii) the occurrence of an Event of Default pursuant to Section 11 hereof.

             2.8 All Advances to Constitute One Loan. All advances by Lender to Borrowers, or any one of them, under the Loan shall constitute one loan and one general obligation secured by Lender's security interest in all the Collateral and by all other security interests, liens, claims, and encumbrances heretofore, now, or at any time hereafter granted by Borrowers, and/or any one of them, to Lender. Each Borrower agrees that all of the rights of Lender set forth in this Agreement shall apply to any amendment, modification of or supplement to this Agreement and the Other Loan Documents.

             2.9 Closing. The closing of the Loan to be made hereunder shall take place at the offices of the Company, 2350 East Lunt Avenue, Elk Grove Village, Illinois 60007, on November 21, 1997, or such other time or place as the parties may agree in writing ("Closing") and shall be deemed to have occurred when the Notes are delivered by Borrower to Lender.

             2.10 Representation  and  Warranty.    Each  loan  or   any
   disbursement made by Lender to Borrowers, or any one of them, hereunder shall constitute an automatic warranty and representation by all Borrowers to Lender that (i) there does not then exist an Event of Default or any Unmatured Event of Default hereunder or under any of the other Loan Documents, and (ii) that such disbursement will not cause the amount of the outstanding principal balance of the Loan plus any Letter of Credit Obligations to exceed the lesser of the Maximum Revolving Facility or the Borrowing Base.

             2.11 Duration of Agreement. This Loan Agreement shall be in effect until all of Borrower's Liabilities have been paid in full and any and all commitments of Lender to make loans hereunder have terminated.

        3. INTEREST/FEES/COSTS. As consideration for Lender's agreement to make the Loan to Borrower, Borrower shall be obligated to pay to Lender certain fees, interest, costs and expenses as provided for herein or in any of the Loan Documents, including, without limitation, the following:

             3.1 Loan Fee. Borrowers shall pay Lender quarterly, on the first day of each calendar quarter during the term hereof, a fee equal to one eighth percent (.125%) multiplied by the amount, if any, by which Ten Million and No/100ths Dollars ($10,000,000.00) exceeds the average outstanding daily principal balance during the preceding calendar quarter on the Revolving Credit Loan.

             3.2  Interest  on  the  Revolving   Credit  Loan  and   the
   Additional Credit Facility Loan.

        (i) So long as no Event of Default or Unmatured Event of Default has occurred, the Revolving Credit Loan and the Additional Credit Facility Loan and all other obligations hereunder shall bear interest from the date such Loans are made or such other obligations are incurred until paid in full at a rate per annum (meaning 360 days) at rates (the "Interest Rate") determined by reference to the Base Rate or the Negotiated Rate, as follows:

             (a)  the Revolving Credit Loan  shall bear interest  either
                  (x) at a floating rate equal to the Base Rate, or (y) at a rate equal to the applicable LIBOR Rate plus one and three-quarters percent (1.75%) (the "Negotiated Rate");

             (b)  the  Additional  Credit   Facility  Loan  shall   bear
                  interest  at  a  floating  rate  equal  to  the   Base
                  Rate; and

             (c) any other obligations hereunder shall bear interest at a floating rate equal to the Base Rate.

        (ii) The basis for determining the interest rate for all or part of the Revolving Credit Loan may be changed from time to time pursuant to this subsection 3.2. If on any day any part of the Revolving Credit Loan is outstanding with respect to which notice has not been timely received by Lender in accordance with this Agreement specifying that the Negotiated Rate shall be applicable thereto, then for that day such Loan (or portion thereof) shall bear interest at the applicable rate specified in subsection 3.2(i) determined by reference to the Base Rate. Loans bearing interest at rates determined by reference to the Base Rate are herein sometimes referred to as "Prime Rate Loans" and Loans bearing interest at rates determined by reference to the LIBOR Rate are herein sometimes referred to as Negotiated Rate Loans.

        (iii) Borrower may elect from time to time to convert all or part of the outstanding principal balance of the Revolving Credit Loan from a Prime Rate Loan to a Negotiated Rate Loan by giving Lender at least three (3) business days' prior irrevocable notice of such an election; provided that no Loan may be converted to a Negotiated Rate Loan while an Unmatured Event of Default or an Event of Default has occurred and is continuing. Borrower may also elect from time to time to continue any outstanding Negotiated Rate Loan (whether for a similar or a different Interest Period) upon the expiration of the Interest Period then applicable thereto by giving Lender at least three (3) LIBOR Business Days' prior irrevocable notice of such continuation of such Negotiated Rate Loan; provided that no Loan may be continued as a Negotiated Rate Loan while an Unmatured Event of Default or an Event of Default has occurred and is continuing.

        (iv) Each notice of election to convert to a Negotiated Rate Loan or to continue a Negotiated Rate Loan shall be signed by the President, Vice President or Treasurer of the Company and shall specify (a) the proposed conversion or continuation date; (b) the amount of the Loan to be converted or continued; (c) the nature of the proposed conversion or continuation; and (d) the requested Interest Period, which shall be thirty (30), sixty (60), or ninety
             (90) days, but in no event beyond the applicable Maturity Date. Each such notice shall also certify that no Unmatured Event of Default or Event of Default has occurred and is then continuing.

        (v) On the date upon which each conversion to a Negotiated Rate Loan or continuation of a Negotiated Rate Loan is being made pursuant to a notice given in accordance with this Agreement, Lender shall take such actions as are necessary to effect such conversion or continuation. Subject to the limitations set forth in this subsection 3.2 and in the definition of Interest Period, all or any part of the Revolving Credit Loan may be converted into Negotiated Rate Loans or continued as Negotiated Rate Loans as provided herein, provided that partial conversions or continuations of any Loan shall be in the minimum amount of $1,000,000, and, if in excess thereof, in integral multiples of $1,000,000.

             3.3 Computation of Interest. Interest accruing on the unpaid principal balance of the Loan shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days and shall be payable at the time or times provided in the Notes. Interest payable pursuant to this Agreement shall be payable and shall be charged in accordance with the applicable provisions hereof and of the Notes, provided that, with respect to any payment of interest which becomes due hereunder, at any and all times any Loan is outstanding hereunder, Borrowers authorize and direct Lender to, and Lender shall, cause such interest to be paid on such due date by debiting the Company's operating account and, if insufficient funds are available in such operating account, by charging any deficiency in such payment as a Loan against the Revolving Credit Loan, and if such charge would cause the amount of the Revolving Credit Loan to exceed Ten Million and No/100ths Dollars ($10,000,000.00), such excess shall be charged against the Additional Credit Facility Loan.

             3.4 Default Rate/Late Charge. From and after such time as an Event of Default occurs under this Agreement or any of the Loan Documents, or if either Loan is not paid in full on or prior to its Maturity Date, the unpaid balance outstanding under the Loan shall bear interest at an interest rate equal to the applicable Interest Rate, plus three percent (3%) (the "Default Rate"). Each Borrower further agrees to pay a "Late Charge" of five percent (5%) of any amount due hereunder if such amount is paid more than ten (10) days after the due date thereof, to cover the extra expense involved in handling delinquent payments. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Lender may have, including the right to declare the entire principal and interest immediately due and payable.

             3.5  Fees and  Costs.   Borrowers shall  pay all  expenses,
   charges, costs and fees of the Loan, including, without limitation, Lender's reasonable attorneys' fees, in connection with the negotiation, documentation, administration, servicing and enforcement of the Loan, and any fees and costs charged by an appraiser, the cost of any and all credit checks run by Lender, fees and costs of accountants, field audits, UCC, tax and judgment lien searches, all recording fees and charges, all title insurance charges and premiums, escrow fees, survey costs and the costs of any bonds required by any title company, and any and all other costs, expenses, charges, and fees referred to in or necessitated by the terms of this Agreement (collectively, the "Loan Expenses"). The Loan Expenses shall be paid by Borrowers promptly upon Lender's demand or, alternatively, may be paid by Lender at any time by disbursement of proceeds of the Loan. The Loan Expenses shall be payable by Borrowers regardless of whether there shall be any disbursements of the Loan. If not paid within ten (10) days following Lender's demand, the Loan Expenses shall bear interest until the date paid by Borrowers at the Default Rate.

             3.6 Funding Losses. In the event any that Borrower fails to borrow any LIBOR Rate Loan, or makes any payment on a LIBOR Rate Loan on a date other than the last day of the applicable Interest Period, Borrowers shall pay Lender, within ten (10) days following Lender's demand therefor, any resulting loss or expense, including, without limitation, any amount incurred in obtaining, liquidating or employing deposits from third parties acquired or arranged to fund such LIBOR Rate Loan.

        4.   PAYMENTS; APPLICATION; OFFSET.

             4.1 Payments. All payments of principal or interest on the Revolving Credit Note and the Additional Credit Facility Note, and all payments of any other fees and costs due hereunder shall be made in immediately available funds. All such payments shall be made to Lender at its principal office in Chicago, Illinois, not later than 2:00 p.m., Chicago time, on the date due, and funds received after that hour shall be deemed to have been received by Lender on its next following Business Day.

             4.2 Loan Repayment/Additional Credit Facility Loan. The Additional Credit Facility Loan shall be payable in monthly payments of accrued interest at the applicable Interest Rate, in arrears, due and payable commencing on the last day of the month in which disbursement of the proceeds of the Additional Credit Facility Loan shall occur and continuing on the last day of each month thereafter, through and including the month in which the Additional Credit Facility Loan Maturity Date occurs, at which time the outstanding principal balance and all the then accrued and unpaid interest on the principal balance of the Additional Credit Facility Loan shall be due and payable.

             4.3 Loan Repayment/Revolving Credit Loan. The Revolving Credit Loan shall be payable in monthly payments of accrued interest at the applicable Interest Rate, in arrears, due and payable commencing on the last day of the month in which the disbursement of the proceeds of the Revolving Credit Loan shall occur, and continuing on the last day of each month thereafter, through and including the Revolving Credit Loan Maturity Date, at which time the outstanding principal balance and all then accrued and unpaid interest on the principal balance of the Loan shall be due and payable.

             4.4 Maturity Dates. The unpaid principal balance of the Additional Credit Facility Loan and all accrued and unpaid interest thereon and any fees and costs payable by Borrowers hereunder with respect thereto, if not sooner paid or declared to be due in accordance with the terms hereof, shall be due and payable in full on the Additional Credit Facility Loan Maturity Date. The unpaid principal balance of the Revolving Credit Loan and all accrued and unpaid interest thereon and any fees and costs payable by Borrowers with respect thereto, if not sooner paid or declared to be due in accordance with the terms hereof, shall be due and payable in full on the Revolving Credit Loan Maturity Date.

             4.5 Statement of Account. Lender shall provide the Company with a statement of account relating to the Loan on a monthly basis. Each such statement of account shall be presumed correct and accurate and shall, except for Lender's right to reapply payments, constitute an account stated between Borrowers and Lender, unless thereafter waived in writing by Lender or unless, within thirty (30) days after the Company's receipt thereof, the Company delivers to Lender, by certified mail, written objection thereto specifying the error or errors contained therein.

             4.6 Prepayment. Borrowers may prepay any principal outstanding under any Prime Rate Loan, at any time, and provided Borrower extends one (1) business day's prior written notice to Lender without premium or penalty. Negotiated Rate Loans may not be repaid in whole or in part prior to the Reversion Date of each such loan. Any prepayment of all or any portion of the outstanding principal balance under the Notes shall include all fees, costs and interest accrued to the date of such prepayment. Provided that at the time of any such prepayment, an Event of Default or Unmatured Event of Default exists hereunder, any prepayment of the Loan may be applied by Lender at its discretion to either the Additional Credit Facility Loan and/or the Revolving Credit Loan. In the event that at any time during the term of the Loan, Borrowers and Lender agree to fix the rate of all or any portion of the Loan, as a condition of such agreement by Lender, Lender shall be entitled to charge, and Borrowers shall pay, Lender's standard yield maintenance prepayment premium in connection with the prepayment of any such fixed rate loan.

             4.7 Offset. In addition to and not in limitation of all rights of offset that Lender or other holder of the Notes may have under applicable law, Lender or other holder of such Note shall, upon the occurrence of any Event of Default, or any Unmatured Event of Default, have the right to appropriate and apply to the payment of the Notes, any and all balances, credits, deposits, accounts or monies of any Borrower then or thereafter with Lender or other holder.

             4.8 Final Release. At such time as Borrower's Liabilities have been fully paid, Borrowers have complied with all requirements of the Loan Documents, and there is no obligation of Lender to make additional disbursements of the Loan, then the Notes shall be canceled and returned to Borrowers and all other Loan Documents shall be terminated and any liens created thereunder shall be released.

        5.   COLLATERAL SECURITY.

             5.1  All Assets.  To secure the prompt payment to Lender of
   Borrower's Liabilities and the prompt, full and faithful performance by Borrowers of all of the provisions to be kept, observed or performed by Borrowers under this Agreement and/or the Loan Documents, each Borrower has previously granted to Lender a security interest in and to, and collaterally assigned to Lender, all of such Borrower's property, wherever located, whether now or hereafter existing, owned, licensed, leased (to the extent of such Borrower's leasehold interest therein), consigned (to the extent of such Borrower's ownership therein), arising and/or acquired, including without limitation all of each Borrower's: (a) Accounts, chattel paper, tax refunds, contract rights, leases, leasehold interests, letters of credit, instruments, documents, documents of title, patents, copyrights, trademarks, tradenames, licenses, goodwill, beneficial interests and General Intangibles; (b) all goods whose sale, lease or other disposition by such Borrower have given rise to Accounts and have been returned to or repossessed or stopped in transit by such Borrower; (c) all investment property, including but not limited to certificated and uncertificated securities; (d) goods, including without limitation all its consumer goods, machinery, equipment, farm products, fixtures and Inventory; (e) liens, guaranties and other rights and privileges pertaining to any of the Collateral; (f) monies, reserves, deposits, deposit accounts and interest or dividends thereon, cash or cash equivalents; (g) all property now or at any time or times hereafter in the possession, or under the control of Lender or its bailee; (h) all accessions to the foregoing, all litigation proceeds pertaining to the foregoing and all substitutions, renewals, improvements and replacements of and additions to the foregoing; and (i) all books, records and computer records in any way relating to the Collateral herein described. Any security agreement, UCC financing statement or other document evidencing and/or securing Lender's security interest in the Collateral and heretofore delivered by any Borrower to Lender, including, without limitation, the Security Agreement executed by the Company dated as of April 1, 1992, the Security Agreement executed by the Company dated as of April 30, 1993, and the Security Agreement executed by the Partnership dated July 24, 1997, shall be and remain in full force and effect, and shall continue to evidence and/or secure Lender's security interest in the Collateral.

             5.2 Collateral. All of the aforesaid property and products and proceeds of the foregoing in Paragraph 5.1 above, including without limitation, proceeds of insurance policies insuring the foregoing are herein individually and collectively called the "Collateral". The terms used herein to identify the Collateral shall have the same meaning as are assigned to such terms as of the date hereof in the Illinois Uniform Commercial Code.

             5.3 Deliveries; Further Assurances. Each Borrower agrees that it will, at its sole expense (i) upon request by Lender, within five (5) days of demand, deliver or cause to be delivered to Lender in due form for transfer, chattel paper, instruments and documents of title, if any, at any time representing all or any of the Collateral,
   (ii) without request by Lender, cause Lender's security interest under the Loan Documents to be at all times duly noted on any certificate of title issuable with respect to any of the Collateral and forthwith deliver or cause to be delivered to Lender each such certificate of title, and (iii) upon request of Lender, forthwith execute and deliver or cause to be executed and delivered to Lender, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary by Lender) such assignments, security agreements, mortgages, deeds of trust, pledge agreements, warehouse receipts, bailee letters, consents, waivers, financing statements, stock or bond powers, and other documents, and do such other acts and things, all as Lender may from time to time reasonably request to establish and maintain to the reasonable satisfaction of Lender a valid perfected security interest in all of the Collateral (free of all other liens, claims and rights of third parties whatsoever except the Permitted Liens) to secure payment of the Loan. Each Borrower irrevocably hereby makes, constitutes and appoints Lender (and all other persons designated by Lender for that purpose) as such Borrower's true and lawful attorney (and agent-in-fact) to sign the name of such Borrower on any such agreements, instruments and documents referred to in clause (iii) above and to deliver such agreements, instruments and documents to such persons as Lender in its sole discretion may elect.

             5.4 Verification of Collateral; Inspection; Audit. Any of Lender's officers, employees or agents shall have the right, at any reasonable time hereafter, during any Borrower's business hours in Lender's name or in the name of any Borrower, to verify the validity, amount or any other matter relating to any of the Collateral by mail, telephone or otherwise. Lender (by any of its officers, employees or agents) shall have the right, at any time during any Borrower's usual business hours and upon not less than three (3) business day's prior notice, to inspect the Collateral, all records related thereto (and to make extracts from such records) and the premises upon which any of the Collateral is located, and the right, at any reasonable time, to discuss Borrower's affairs and finances and the Collateral with any attorney, accountant, lessee, account debtor or other debtor or creditor of any Borrower. Costs incurred by Lender in connection with any audit of the Collateral shall be paid by Borrowers. Notwithstanding the foregoing, the above restrictions as to reasonable times during business hours and prior notice shall not apply if an Event of Default or Unmatured Event of Default has occurred or is continuing.

             5.5 Records and Schedules. Each Borrower shall keep accurate and complete records of its Accounts, Inventory and other Collateral. By no later than the fifteenth (15th) day of each calendar month, Borrowers shall each furnish to Lender a certificate ("Borrowing Base Certificate"), on Lender's standard form, with all blanks appropriately completed, setting forth such information with respect to such Borrower's Accounts, Inventory and other Collateral as required therein, signed by the President, Chief Financial Officer or Treasurer of the Company.

             5.6 Location of Collateral. Each Borrower warrants and represents to and covenants with Lender that: (a) Lender's security interest in the Collateral is now and at all times hereafter shall be perfected and have a first priority except as expressly agreed to in writing by Lender; (b) the offices and/or locations where any
   Borrower keeps the Collateral are specified at the end of this Paragraph and no Borrower shall remove such Collateral therefrom except as may occur in the ordinary course of business, and shall not keep any of such Collateral at any other offices or locations unless Borrowers give Lender written notice thereof at least thirty (30) days prior thereto and the same is within the United States of America; and (c) the addresses specified at the end of this Paragraph include and designate each Borrower's principal executive office, principal place of business and other offices and places of business and are such Borrower's sole offices and places of business. Borrowers, by written notice delivered to Lender at least thirty (30) days prior thereto, shall advise Lender of any Borrower's opening of any new office or place of business or its closing of any existing office or place of business and any new office or place of business shall be within the United States of America. Borrowers have places of business at the address shown at the beginning of this Agreement and at the locations listed below:

   1)   Circuit Systems, Inc., 2350 East Lunt Avenue, Elk Grove Village,
                                                      Illinois  60007;

   2)   Circuit Systems, Inc., 2400 East Lunt Avenue, Elk Grove Village,
                                                      Illinois  60007;

   3)   Circuit Systems, Inc., 2450 East Lunt Avenue, Elk Grove Village,
                                                      Illinois  60007;

   4)   Circuit Systems, Inc., 2201 Landmeier Road, Elk Grove Village,
                                                    Illinois  60007;

   5)   Circuit Systems, Inc., 896 Anita Avenue,    Antioch,
                                                    Illinois  60002;

   6)   Circuit Systems of Tennessee, L.P., 1515 Industrial Road,
                                            Greeneville, Tennessee  37745.

             All of the Collateral currently owned by Borrowers and all of the Collateral hereafter acquired is, or will be held or stored at the locations listed below:

   1)   Circuit Systems,  Inc.,  2350 East  Lunt  Avenue,  Elk Grove Village,
                                                           Illinois  60007;

   2)   Circuit Systems,  Inc.,  2400 East  Lunt  Avenue,  Elk Grove Village,
                                                           Illinois  60007;

   3)   Circuit Systems,  Inc.,  2450 East  Lunt  Avenue,  Elk Grove Village,
                                                           Illinois  60007;

   4)   Circuit Systems, Inc.,   2201 Landmeier Road,      Elk Grove Village,
                                                           Illinois  60007;

   5)   Circuit Systems,  Inc.,  896  Anita  Avenue,       Antioch,
                                                           Illinois  60002;

   6)   Circuit Systems  of Tennessee,  L.P., 1515  Industrial Road,
                                              Greeneville, Tennessee  37745.

             5.7 Trustee. At the request of Lender, each Borrower shall receive, as the sole and exclusive property of Lender and as trustee for Lender, all monies, checks, notes, drafts and all other payments for and/or proceeds of Collateral which come into the possession or under the control of such Borrower and immediately upon receipt thereof, such Borrower shall remit the same (or cause the same to be remitted), in kind, to Lender or at Lender's direction.

             5.8 Lender's Endorsement. Upon demand or upon an Event of Default, Lender may take control of, in any manner, and may endorse any Borrower's name to any of the items of payment or proceeds described in Paragraph 5.7 above and, pursuant to the provisions of this Agreement, Lender shall apply the same to and on account of Borrower's Liabilities.

             5.9 Assignment. Lender may, at its option, at any time or times hereafter, but shall be under no obligation to pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Collateral.

             5.10 Special Collateral. Immediately upon any Borrower's receipt of that portion of the Collateral evidenced by an agreement, instrument and/or document ("Special Collateral"), such Borrower shall mark the same to show that such Special Collateral is subject to a security interest in favor of Lender and shall deliver the original thereof to Lender, together with appropriate endorsement and/or specific evidence of assignment (in form and substance acceptable to Lender) thereof to Lender.

             5.11 Deposits. Regardless of the adequacy of any Collateral securing Borrower's Liabilities hereunder, any deposits or other sums at any time credited by or payable or due from Lender to any Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of any Borrower in possession or control of Lender or its bailee for any purpose may, upon demand or an Event of Default or event or condition which with notice or lapse of time would constitute an Event of Default, be reduced to cash and applied by Lender to or setoff by Lender against Borrower's Liabilities hereunder.

             5.12 Lock Box. At the request of Lender, each Borrower shall instruct the Account Debtors of its Accounts to make payments directly to a lockbox or cash collateral account maintained by Lender in the Company's name. All such collections shall be Lender's property to be applied against Borrower's Liabilities, and not any Borrower's property. Lender may endorse any Borrower's name to any of the items of payment or proceeds described herein.

        6.   COLLATERAL:  ACCOUNTS.

             6.1 An "Eligible Account" is an Account of any Borrower which meets each of the following requirements: (a) it arises from the sale or lease of goods, such goods having been shipped or delivered to the Account Debtor thereof, or from services rendered to the Account Debtor; (b) it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such Account Debtor denying liability thereunder in whole or in part; (c) it is subject to a perfected security interest in favor of Lender and is not subject to any other lien or security interest whatsoever, except those of Lender; (d) it is evidenced by an invoice (dated not later than the date of shipment to the Account Debtor or performance and having a due date not more than thirty (30) days after the date of invoice) rendered to such Account Debtor, and is not evidenced by any instrument or chattel paper; (e) it is payable in United States dollars; (f) it is not owing by any Account Debtor residing, located or having its principal activities or place of business outside the United States of America or who is not subject to service of process in the United States of America; (g) it is not owing by any Account Debtor involved in any bankruptcy or insolvency proceeding; (h) it is not owing by any affiliate of Borrower; (i) it is not unpaid more than ninety (90) days after the date of such invoice; (j) it is not owing by an Account Debtor which shall have failed to pay in full any invoice evidencing any account within ninety (90) days after the date of such invoice, unless the total invoice amounts of such Account Debtor which have not been paid within ninety (90) days of the date represents less than 25% of the total invoice amounts then outstanding of such Account Debtor; and (k) it is not an Account as to which Lender, at any time or times hereafter, determines, in good faith, that the prospect of payment or performance by the Account Debtor thereof is or will be impaired. Notwithstanding the foregoing, Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, shall not be included as an Eligible Account unless, with respect to any such Account, Borrowers have complied to Lender's satisfaction with the provisions of the Federal Assignment of Claims Act of 1940, including, without limitation, executing and delivering to Lender all statements of assignment and/or notification which are in form and substance acceptable to Lender and which are deemed necessary by Lender to effectuate the assignment to Lender of such Accounts. An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Lender may in its sole discretion at any time reduce the percentage set forth in clause
   (j) above upon seven (7) days prior notice to Borrowers. Borrowers, immediately upon demand from Lender, shall pay to Lender an amount of money equal to the monies advanced by Lender to Borrowers upon an Account that is no longer an Eligible Account.

             6.2 With respect to Accounts, except as otherwise disclosed by Borrowers to Lender in writing, each Borrower warrants and represents to Lender that: (a) they are genuine, are in all respects what they purport to be and are not evidenced by a judgment;
   (b) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents delivered to Lender with respect thereto; (c) the amounts shown on any Borrowing Base Certificate and/or all invoices and statements delivered to Lender with respect thereto are actually and absolutely owing to Borrower and are not in any way contingent;
   (d) no payments have been made or shall be made thereon except payments immediately delivered to Lender pursuant to this Agreement;
   (e) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and no Borrower has made any agreement with any Account Debtor thereof for any deduction therefrom except a regular discount allowed by Borrower in the ordinary course of its business for prompt payment; (f) there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder, which may be shown on any Borrowing Base Certificate and on all invoices, and statements delivered to Lender with respect thereto; (g) to the best of each Borrower's knowledge, all Account Debtors have the capacity to contract and are solvent; (h) the services furnished and/or goods sold or leased giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of Lender; (i) no Borrower has knowledge of any fact or circumstance which would impair the validity or collectibility thereof; (j) to the best of each Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in its financial condition; and (k) Borrowers have filed a Notice of Business Activities Report or a Certificate of Authority or similar report with the appropriate office or department in states where Account Debtors are located and where such reports are required as a condition to commencing or maintaining an action in the courts of such states, or Borrowers have demonstrated to Lender's satisfaction that it is exempt from any such requirements under such state's law.

             6.3 Any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, facsimile or otherwise and to sign any Borrower's name on any verification of Accounts and notices thereof to Account Debtors. All costs, fees and expenses relating thereto incurred by Lender (or for which Lender becomes obligated) shall be part of Borrower's Liabilities, payable by Borrowers to Lender on demand.

             6.4 Unless Lender notifies Borrowers in writing that Lender suspends any one or more of the following requirements, each Borrower shall: (a) promptly upon such Borrower's learning thereof, inform Lender, in writing, of any material delay in any Borrower's performance of any of its obligations to any Account Debtor and of any assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits and/or other monies granted by such Borrower to any Account Debtor; (b) not permit or agree to any extension, compromise or settlement with respect to Accounts which constitute, in the aggregate, more than 5% of all Accounts then owing to such Borrower; and (c) keep all goods returned by any Account Debtor and all goods repossessed or stopped in transit by such Borrower from any Account Debtor segregated from other property of such Borrower, immediately notify Lender of any Borrower's possession of such goods, and hold the same as trustee for Lender until otherwise directed in writing by Lender.

             6.5 Lender shall have the right, now and at any time or times hereafter, at its option, without notice thereof to any
   Borrower: (a) to notify any or all Account Debtors that the Accounts and Special Collateral have been assigned to Lender and Lender has a security interest therein; (b) to direct such Account Debtors to make all payments due from them to any Borrower upon the Accounts and Special Collateral directly to Lender; and (c) to enforce payment of and collect, by legal proceedings or otherwise, the Accounts and Special Collateral in the name of Lender and Borrower.

             6.6 Each Borrower, irrevocably, hereby designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as such Borrower's true and lawful attorney (and agent-in-
   fact), with power, upon an Event of Default, or any Unmatured Event of Default, without notice to any Borrower and in such Borrower's or Lender's name: (a) to demand payment of Accounts; (b) to enforce payment of the Accounts by legal proceedings or otherwise; (c) to exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts; (d) to settle, adjust, compromise, discharge, release, extend or renew the Accounts; (e) to settle, adjust or compromise any legal proceedings brought to collect the Accounts; (f) to sell or assign the Accounts upon such terms, for such amounts and at such time or times as Lender deems advisable; (g) to prepare, file and sign such Borrower's name on any Notice of Lien, Assignment or Satisfaction of Lien or similar document in connection with the Accounts and Special Collateral; or (h) to prepare, file and sign such Borrower's name on any Proof of Claim in Bankruptcy or similar document against any Account Debtor.

        7.   WARRANTIES AND REPRESENTATIONS.

             7.1  Warranties and Representations  of the  Borrower.   To
   induce Lender to enter into this Agreement and to make the Loan hereunder, Borrowers each represent and warrant to Lender that:

             (a) Organization. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Tennessee and qualified or licensed to do business in good standing in all states in which the laws thereof require the Partnership to be so qualified and/or licensed, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on Borrowers, the Collateral or Borrowers' business. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and qualified or licensed to do business and in good standing in all states in which the laws thereof require the Company to be so qualified and/or licensed, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Borrowers, the Collateral, Borrowers' business or the Company. Circuit/Tennessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and qualified or licensed to do business and in good standing in all states in which the laws thereof require Circuit/Tennessee to be so qualified and/or licensed, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Borrowers, the Collateral, Borrowers' business or Circuit/Tennessee. Circuit/Tennessee is the sole general partner of the Partnership, holding a 1% partnership interest therein, and the Company is the sole limited partner of the Partnership, holding a 99% partnership interest therein. The Company is the sole shareholder of Circuit/Tennessee holding 100% of the Securities in Circuit/Tennessee.

             (b)  Authorization;  No  Conflict.     The  execution   and
        delivery of this Agreement, the Notes and the Loan Documents, any disbursements of the Loan hereunder and the performance by the Borrowers of their respective obligations under this Agreement, the Notes and the Loan Documents are within the each of their respective powers, have been duly authorized by all necessary action, and do not and will not contravene or conflict with any provision of law or of the covenants and provisions of the Agreement of Limited Partnership establishing the Partnership or of any other agreement binding upon any Borrower, the articles of incorporation establishing the Company, its bylaws or any other agreement binding upon the Company, or the articles of incorporation establishing Circuit/Tennessee, its bylaws or any other agreement binding upon Circuit/Tennessee.

             (c) Validity and Binding Nature. This Agreement is, and the Credit Facility Note, the Revolving Credit Note, and the Loan Documents, when duly executed and delivered, will be, legal, valid and binding joint and several obligations of the Borrowers, enforceable against each such party in accordance with their respective terms. As security for the Borrower's Liabilities, Lender has a valid perfected security interest in all Collateral.

             (d) Financial Statements. All balance sheets, statements of operations, consolidated and/or unconsolidated statements, audited or otherwise, and other financial data (other than forecasts and/or projections) which have been or shall hereafter be furnished to Lender for purposes of or in connection with this Agreement and/or the making of the Loan (collectively, "Financials"), do and will present fairly the financial condition of the entities involved as of the date thereof and the results of their operations for the period(s) covered thereby. The Financials of Borrowers, copies of which have been furnished to Lender, are complete in every respect, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the financial statements issued during the preceding fiscal year of such entity, and accurately present the financial condition of such entity, and as at such dates, and the results of its operations for the periods then ended, and since such dates there has been no material adverse change in any financial conditions or operations contained therein.

             (e)  Litigation; Contracts  and  Contingent  Liabilities.
        Except for the Existing Litigation, as set forth on Exhibit A attached hereto, no litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings are pending or threatened against any Borrower which could, if adversely determined, materially and adversely affect the financial condition or continued operations of such
        Borrower. Borrowers each have no material contingent liabilities not provided for or disclosed in the Financials and no Borrower is a party to any agreement or subject to any charge, restriction or other matter materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise, and is not a party to any labor dispute, and there are no pending or threatened strikes or walkouts relating to any labor contract.

             (f) Liens. Except for the security interests held by Lender and the Permitted Liens as set forth on Exhibit C hereto, none of the Collateral, or any of the assets of any Borrower is subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except (i) inchoate liens for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings in which a bond has been posted for the amount contested; and (ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, but not involving any deposits or advances or borrowed money or the deferred purchase price of property or services.

             (g) Perfection and Priority of Collateral. Except for the Permitted Liens, no financing statement (other than any which may have been filed on behalf of Lender) covering any of the Collateral is on file in any public office; each Borrower is and will be the lawful owner of all of its Collateral, free and clear of all liens, claims, and encumbrances whatsoever, except for liens in favor of Lender; and Lender has or, upon the execution of the Loan Documents, will have, and will continue to have, as security for Borrower's Liabilities, a valid and perfected lien on, and security interest in, all of the Collateral, free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, except for the Permitted Liens.

             (h) Existing Obligations. To each Borrower's knowledge, no Borrower is in violation of any applicable statute, regulation or ordinance of any governmental entity, or any agency thereof, in any respect materially and adversely affecting any of the Collateral or its business, property, assets, operations or condition, financial or otherwise, and no Borrower is in default with respect to any indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to borrowing of monies to which it is a party or by which it is bound. No Borrower has guaranteed the obligation of any other person or entity, except as disclosed as a contingent liability on Exhibit B hereto.

             (i) Employee Benefit Plans. Any employee benefit plan as to which any Borrower may have any liability, complies in all material respects with all requirements of applicable law and regulations. Each Borrower has met all applicable minimum funding requirements in respect of its plans, and all required contributions to any pension, profit-sharing and other employee benefit plan have been made or accrued. No Reportable Event (as defined in Paragraph 4043(b) of ERISA) has occurred, and to the best knowledge of each Borrower, is not threatened or about to occur with respect to any Employee Benefit Plan (as defined in ERISA), and no notice of termination has been filed by the plan administrator pursuant to Paragraph 4041 of ERISA, or issued by the Pension Benefit Guaranty Corporation ("PBGC") pursuant to
        Section 4042 of ERISA with respect to any pension plan subject to ERISA. The present value of all benefits vested under all Employee Benefit Plans maintained for the benefit of employees of any Borrower does not exceed the value of the assets of such plans allocable to such vested benefits. No Borrower is a party to, bound by or subject to any Multiemployer Plan (as that term is defined in Section 4001(a) (3) of ERISA). No Borrower is
        (i) engaged in any Prohibited Transaction (as defined in Section 406 of ERISA, and Section 4975 of the Internal Revenue Code of 1986, as amended; (ii) a fiduciary for investments with respect to any plan existing for the benefit of persons other than employees; or (iii) completely or partially withdrawn from any Multiemployer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

             (j)  Various Regulations.   No  Borrower's execution  and
        delivery of this Agreement and any of the Loan Documents directly or indirectly violates or results in a violation of
        Section 7 of the Securities and Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation Regulations G, U, T and X of the Board of Governors of the Federal Reserve System, and Borrower does not own or intend to purchase or carry any "margin security" as defined in said Regulations.

             (k) Principal Place of Business. The chief executive office and principal place of business of the Partnership, and the offices where the Partnership maintains its books and records, including, without limitation, computer programs, printouts, and other computer materials and records concerning any of the Collateral shall be deemed to be 1515 Industrial Drive, Greeneville, Tennessee 37745. The chief executive office and principal place of business of the Company, and the offices where the Company maintains its books and records, including, without limitation, computer programs, printouts, and other computer materials and records concerning any of the Collateral shall be deemed to be 2350 East Lunt Avenue, Elk Grove Village, Illinois 60007.

             (l) Tax Returns; Reports. Each Borrower has filed, or will file pursuant to any applicable extensions duly granted, all federal, state and local tax returns and other reports it is required by law to file and has paid, to the extent due and payable, meaning all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the Collateral, the Liabilities, such Borrower's employees, payroll, income and/or gross receipts, such Borrower's ownership and/or use of any of its assets and any other aspect of such Borrower's business.

             (m) Names. No Borrower has, during the preceding five (5) years, been known as or used any other corporate or fictitious name, except as disclosed herein.

             (n) Solvency; Capital. Each Borrower now has sufficient capital to carry on all businesses and transactions in which it now engages or is about to engage, is now solvent and will continue to be solvent after the creation of the security interest in the Collateral by this Agreement, and is able to pay its debts as they mature, and if requested by Lender, each Borrower shall deliver to Lender an affidavit regarding its solvency and certain related matters in form reasonably acceptable to Lender's counsel.

             (o)  Solvency; Personnel.    Each Borrower  has  sufficient
        personnel and possesses adequate assets to continue to conduct its business.

             (p) Use of Proceeds. Borrowers' use of the proceeds of any advances and re-advances made by Lender pursuant to this Agreement are, and shall continue to be, legal and proper partnership uses duly authorized by the Boards of Directors of the Company and Circuit/Tennessee, respectively, and such uses are consistent with all applicable laws and statutes, as in effect as of the date hereof.

             (q) Intellectual Property Rights. Each Borrower owns (or, in the case of the Partnership's use of certain intellectual property rights and licenses of Philips Electronics North America Corporation pursuant to that certain Intellectual Property License Agreement dated July 24, 1997, has a valid and enforceable right to use) all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names necessary to continue to conduct its business as now conducted by it, each of which is listed, together with Patent and Trademark Office Application or Registration Numbers, where applicable, on Exhibit F attached hereto. Each Borrower conducts its respective business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property rights of others. Except as set forth on Exhibit F attached hereto, to the best knowledge of each Borrower, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of any Borrower.

             (r) Complete Disclosure. No representation or warranty made by any Borrower under this Agreement or any other Loan Document and no statement made by any Borrower to Lender pursuant to or in connection with this Agreement (including, without limitation, in connection with the Existing Agreement) is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading).

             7.2 Survival of Warranties and Representations. All representations and warranties of Borrowers contained in this Agreement and the Loan Documents shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

        8.   FINANCIAL COVENANTS.

             8.1 Affirmative Covenants. Until all obligations of the Borrowers hereunder, under the Notes and under the Loan Documents are paid and performed in full, each Borrower agrees that, unless at any time Lender shall otherwise expressly consent in writing, each Borrower shall:

             (a) Financials. Cause to be furnished to Lender the following (all of the foregoing and following to be kept and prepared in accordance with generally accepted accounting principals applied on a consistent basis, unless any Borrower's certified public accountants concur in any changes therein and such changes are disclosed to Lender and are consistent with then generally accepted accounting principles):

                  (i) Annual Reports. As soon as practicable, and in any event within ninety (90) days of the close of each fiscal year of Borrowers, the Company shall furnish or cause to be furnished to Lender a copy of the consolidated annual audit report of Borrowers, prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes promulgated and required by the Financial Accounting Standards Board ("FASB") and conforming thereto, certified without qualification as to the scope of audit or the financial condition of each Borrower as a going concern by Grant Thornton, L.L.P. or other firm of certified public accountants reasonably acceptable to Lender. Each balance sheet furnished under this section shall be accompanied by a schedule prepared and signed by the President, Vice President or Treasurer of the Company categorizing the assets and liabilities set forth in each such balance sheet as either current assets or liabilities or long-term assets or liabilities, as the case shall be.

                  (ii) Accountant's Certificate.   Each set of  year-end
             audited consolidated and consolidating statements and balance sheets delivered pursuant to paragraph (i) above shall be accompanied by: (a) a statement from such accountants in reasonable detail showing the calculations used in determining the financial covenants under this Article; (b) an unqualified statement of such accountants that they have caused the provisions of this Agreement to be reviewed and that in the course of their audit of Borrowers, nothing has come to their attention to lead them to believe that any Event of Default hereunder exists, it being understood that the examination of such accountants cannot be relied upon to give them knowledge of any Event of Default except as it relates to accounting or auditing matters, or, if anything has come to their attention to cause them to believe that an Event of Default has occurred, a description of such Event of Default which occurred, and (c) a reliance certificate from such accountants addressed to Borrowers, and with a copy thereof addressed to Lender, acknowledging, in substance, that a primary intent of Borrowers is for such financial statements to benefit or influence Lender, and that Lender will rely upon such financial statements.

                  (iii) Monthly Statements. As soon as practicable, and in any event within fifteen (15) days after each month end (except for each quarter end of any Borrower) of each fiscal year of each Borrower, a copy of its unaudited financial statement, similarly prepared, consisting of at least a balance sheet as of the close of such month end and a profit and loss statement and analysis of surplus for such month end and for the period from the beginning of such fiscal year to the close of such month end, and signed by the President, Vice President or Treasurer of the Company.

                  (iv) Other Reports and Information.  (1) Within ninety
             (90) days after each fiscal year end of the Company, a copy of its annual 10-K Report as filed with the Securities and Exchange Commission; (2) within forty-five (45) days after each quarter end (except the last quarter end) of each fiscal year of the Company, a copy of its quarterly 10-Q Report as filed with the Securities and Exchange Commission; (3) within fifteen (15) days after the end of each calendar month a listing of each Borrower's Accounts Receivable, Accounts Payable, Inventory Valuation and past due and delinquent accounts; (4) within fifteen (15) days after the end of each calendar month a Borrowing Base Certificate on Lender's standard form as of the last day of the immediately preceding calendar month end, and signed by a proper officer of the Company; (5) within ten (10) days after the filing thereof with the Securities and Exchange Commission, a copy of its 8-K Report; (6) within forty-five
             (45) days after each quarter  end (except the last  quarter end) of each fiscal year of SigmaTron, a copy of its unaudited financial statements consisting of at least a balance sheet as of the close of such quarter end and a profit and loss statement and analysis of surplus for such quarter end and for the period from the beginning of such fiscal year to the close of such quarter end, and signed by a proper accounting officer of SigmaTron; (7) within ninety
             (90) days after each fiscal year end of SigmaTron, financial statements prepared on at least a compilation basis and in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year; and (8) within five (5) days following receipt thereof by the Company, a copy of the Demand/Consigned Summary Report provided to the Company by Lucent Technologies.

                  (v) Other Information. Each Borrower will promptly furnish or cause to be furnished to Lender such other financial information and in such form as Lender may reasonably request.

             (b) Notice of Default, Adverse Information, Litigation. Forthwith upon learning of the occurrence of any of the following, furnish to Lender written notice thereof, describing the same, and the steps being taken by Borrowers with respect thereto: (i) the occurrence of an Event of Default or an Unmatured Event of Default; (ii) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding, pending or threatened, which is material to any Borrower; or (iii) any other material information relating to any adverse change in the financial condition or which may materially and adversely affect the operations, financial condition or business of any Borrower or Lender's security interest in the Collateral.

             (c) Books, Records and Inspections. Maintain complete and accurate books and records; permit access upon notice by Lender to such books and records and permit Lender to inspect the properties and operations of such Borrower at its principal place of business set forth herein upon three (3) business days' prior notice; provided, however, such notice requirements shall not apply if an Event of Default or Unmatured Event of Default has occurred or is continuing under this Agreement or any of the Loan Documents.

             (d) Tax Returns. As soon as available, but not later than thirty (30) days after the filing of same, Borrowers shall provide Lender with copies of the federal, state, and local, if any, income tax returns of Borrowers, in the form said returns are filed, each certified as true, correct and complete by Borrowers.

             (e) Ratios. The Company and the Partnership will maintain, on a consolidated basis, at all times from and after the date hereof, (i) a minimum current ratio (excluding from current liabilities, amounts payable with respect to equipment purchased and held pending conversion into long-term financing lease transactions) of not less than 1.25:1.00, measured quarterly; and (ii) a maximum Debt to Tangible Net Worth ratio, measured quarterly, not to exceed 2.50:1.00, all as determined in conformity with GAAP. For purposes hereof, the term "Tangible Net Worth" shall have the meaning set forth in paragraph 1.14 hereof.

             (f) Tangible Net Worth. Borrowers will maintain, from and after September 1, 1997, minimum Tangible Net Worth of not less than $17,000,000.00, and from and after April 30, 1998, minimum Tangible Net Worth of not less than $19,500,000.00. Such amount shall be measured quarterly.

             (g)  Debt Service.  Borrowers will maintain, at all  times,
        a Debt Service  Ratio of not  less than 1.10:1.00.   Such  ratio
        shall be measured annually.

             (h) Compliance Certificate. As soon as practicable, and in any event within forty-five (45) days after the end of each calendar quarter, Borrowers shall deliver or cause to be delivered to Lender a certificate, on Lender's standard form, dated as of the end of such calendar quarter, signed on behalf of each Borrower by its Chairman, President, Chief Financial Officer or Controller, stating that as of the date thereof, no Event of Default or Unmatured Event of Default has occurred and is continuing or exists, or, if an Event of Default or Unmatured Event of Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the Borrowers, setting forth and certifying the calculation of each of the financial covenants set forth in this
        Section 8 and stating that the signer has personally reviewed this Agreement and that the certificate is based on an examination made by or under the supervision of the signer sufficient to insure that such certificate is accurate.

             8.2  Negative Covenants.   Without  Lender's prior  written
   consent, which Lender may or may not in its sole and absolute discretion give, each Borrower covenants that:

             (a) Dividends. Borrowers will not purchase, retire, acquire or redeem any shares of its capital stock, declare or pay any dividends, make any distributions to stockholders, or set aside any funds for such purposes, except for dividends not to exceed fifty percent (50%) of net income after taxes, measured annually. Notwithstanding the foregoing, and provided that any such redemption shall not cause the Company or any Borrower to violate any covenant herein or otherwise be in default hereunder, the Company may redeem such shares of its capital stock as are necessary in order to reduce the total shares outstanding to 4,600,000. At such time as the total shares outstanding are reduced to 4,600,000, no further redemptions shall take place without the prior written consent of Lender.

             (b) Leases and Capital Expenditures. Borrowers will not make or incur any capital expenditures or enter any leases which, in the aggregate, require the payment by Borrowers of amounts therefor in excess of $3,120,000.00 for the fiscal years ending April 30, 1998 or April 30, 1999.

             (c) Investments. Except for the Company's stock redemption described in paragraph 8.2(a) above, Borrowers will not purchase or acquire any securities of, or make any loans or advances to, or investments in, any Person, except (i) obligations of the United States Government; (ii) open market commercial paper rated one of the top two ratings by a rating agency of recognized standing; (iii) certificates of deposit in insured financial institutions; (iv) advances made to related entities and/or investments in corporations or entities fundamentally engaged in the same business and industry as Borrower, provided such advances and investments (not including the Company's existing investment in the Partnership and the Company's existing ownership of SigmaTron stock) do not exceed, in the aggregate, at any time, $1,000,000.00.

        9.   GENERAL COVENANTS.

             9.1 Affirmative Covenants. Until all the obligations of Borrowers hereunder, under the Notes, and under the Loan Documents are paid and performed in full, each Borrower agrees that, unless at any time Lender shall otherwise expressly consent in writing, each Borrower shall:

             (a) General Insurance. Maintain such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, and provide that all such insurance shall contain a lender's loss payment clause acceptable to Lender, naming Lender as lender's loss payee.

             (b)  Taxes and Liabilities.  Pay when due, all Charges.

             (c)  Agreements.    Provide  Lender  with  copies  of   all
        agreements between either Borrower and any Affiliate.

             (d) Federal Assignment of Claims Act. If any of the Collateral arises out of a contract with the United States of America, or any department, agency, subdivision, or instrumentality thereof, promptly notify Lender thereof in writing and execute any instruments and take any other action required or requested by Lender to perfect Lender's security interest in such Collateral under the provisions of the Federal Assignment of Claims Act.

             (e) Maintenance of Collateral. Maintain the Collateral in good operating condition and repair; make all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be substantially maintained and preserved; quarterly inform Lender of any material additions to or deletions from the Collateral; take reasonable steps to prevent any such Collateral from becoming a fixture to real estate or accession to other personal property and keep the Collateral adequately insured for full value and liability, noting Lender's interest as secured party and naming Lender as loss payee thereunder, as more specifically provided in Paragraph 9.1(h) hereof.

             (f) Bank Accounts. Continue to retain Lender as the main bank of account for each Borrower. Lender shall handle all of each Borrower's accounts, receipts, disbursements and related services and Borrowers shall, at a minimum, maintain sufficient balances to cover such services.

             (g) Consents. Provide Lender with any consents of third parties necessary or appropriate with respect to granting or perfecting Lender's security interest in the Collateral.

             (h) Insurance; Payment of Premiums. Each Borrower shall keep and maintain the Collateral insured for its full insurable value against loss or damage by fire, theft, explosion, and all other hazards and risks ordinarily insured against by other owners or users of such properties, assets, and/or accounts in similar businesses and notify Lender promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. All policies of insurance on the Collateral shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in such amounts as may be reasonably satisfactory to Lender. Prior to Closing, Borrowers shall deliver or cause to be delivered to Lender the original (or certified copy) of each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance shall contain an endorsement showing loss payable to Lender. Such endorsement shall provide that the insurance companies will give Lender at least thirty (30) days prior written notice before any such policy or policies of insurance shall be canceled for any reason other than for non-payment of premium, and in the event the policy or policies shall be canceled for non-payment of premium, Lender will receive ten
        (10) days prior written notice before such cancellation takes effect. Furthermore, in the event an insurer elects not to renew a policy providing coverage required herein, Lender shall receive ten (10) days' prior written notice before the expiration of such policy. No act or default of any Borrower or any other person or entity, other than Lender's gross negligence or willful misconduct, shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Subject to the foregoing, each Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Lender. Each Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as its true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other items of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event Borrowers, at any time hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligations or default by any Borrower hereunder, may at any time thereafter (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable on demand, provided that Lender accompanies such demand by a description of all such charges by Borrowers to Lender and shall be additional Liabilities hereunder secured by the Collateral.

             (i) Covenants With Respect to Collateral. Until all obligations of the Borrowers hereunder and under the Notes are paid and performed in full, each Borrower shall furnish or cause to be furnished to Lender, from time to time, such schedules, certificates and reports with respect to all or any of the Collateral then subject to the security interests of Lender hereunder, and under the Loan Documents (including, without limitation, schedules identifying all Collateral), all such schedules, certificates and reports, to be executed by Borrowers and to be in such form and detail as Lender may from time to time specify.

             (j)  Organization and Control.  Cause the Company to be the
        sole limited partner of the Partnership, holding 99% of the partnership interest therein, cause Circuit/Tennessee to be the sole general partner of the Partnership, holding 1% of the partnership interest therein, and cause the Company to be the sole shareholder of Circuit/Tennessee, holding 100% of the issued and outstanding Securities thereof. The Company shall also maintain at least one of D.S. Patel or Magan H. Patel in the capacity of President, Chief Executive Officer or Vice President.

             9.2  Negative Covenants.   Without  Lender's prior  written
   consent, which Lender may or may not, in its sole and absolute discretion, give, Borrowers covenant that each Borrower:

             (a) Guaranties, Loans, or Advances. Shall not become or be a guarantor or surety of, or otherwise become or be responsible, in any manner (whether by agreement to purchase any obligations, stock, assets, goods, or services , or to supply or advance any funds, assets, goods, and services, or otherwise), with respect to any undertaking of any other person or entity, except for the endorsement, in the ordinary course of collection of instruments payable to it or to its order.

             (b) Mergers, Consolidations, Sales, and Dividends. Shall not be a party to any merger or consolidation, or redeem, retire, purchase, or otherwise acquire, directly or indirectly, all or substantially all of the assets or any portion of stock of any class of the Borrower, or any class of stock or partnership or joint venture interest in, any other Person or entity, or, except in the ordinary course of its business, sell, transfer, convey, or lease all or any substantial part of its assets, or sell or assign, with or without recourse, any receivables or make or permit any change in such Borrower's capital structure or in any of its business objectives, purposes, or operations which might in any way materially and adversely affect the repayment of the Liabilities, or declare or pay any dividends upon any of such Borrower's stock; provided, however, that Borrowers may pay dividends in respect of their capital stock, provided that such dividends shall not exceed fifty percent (50%) of net income, after taxes, measured annually. Notwithstanding the foregoing, the Company may also make the stock redemption described in paragraph 8.2(a) above.

             (c) Other Matters. Shall not enter into any transaction which materially and adversely affects the Collateral or any Borrower's ability to repay Borrower's Liabilities, or permit or agree to any extension, compromise, or settlement, or make any materially adverse change or modification of any kind or nature with respect to any agreement relating to the Collateral or enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any Loan Document.

             (d) General Covenants. Borrowers shall not, without Lender's prior written consent thereto: (i) grant a security interest in or assign any of the Collateral to any Person or permit, grant, or suffer a lien, claim or encumbrance upon any of the Collateral; (ii) sell or transfer any of the Collateral not in the ordinary course of business; (iii) enter into any transaction not in the ordinary course of business which materially and adversely affects the Collateral or Borrower's ability to repay Borrower's Liabilities or Indebtedness; and
        (iv) incur Indebtedness except: (A) unsecured trade debt in the ordinary course of business; (B) renewals or extensions of existing Indebtedness and interest thereon; (C) Indebtedness that is unsecured and is to Persons who execute and deliver to Lender in form and substance acceptable to Lender and its counsel subordination agreements subordinating their claims against Borrower therefor to the payment of Borrower's Liabilities; and (D) Permitted Indebtedness as set forth on Exhibit B hereto.

             (e) Transactions With Affiliates. No Borrower shall enter into or be a party to any transaction with any Affiliate of such Borrower, except as not prohibited by this Agreement, and otherwise in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business, provided that such transaction is upon fair and reasonable terms which are fully disclosed to Lender, and are no less favorable to such Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of such Borrower.

             9.3 Survival of Obligations Upon Termination of Agreement. Except as otherwise expressly provided for in this Agreement and in any Loan Document, no termination or cancellation (regardless of cause or procedure) of this Agreement or any agreements contained in the Loan Documents shall in any way affect or impair the powers, obligations, duties, rights, and Liabilities of Borrowers or Lender relating to (a) any transaction or event occurring prior to such termination or cancellation, or (b) the Collateral (so long as any Borrower's Liabilities remain outstanding), or (c) any of the undertakings, agreements, covenants, warranties, and representations of Borrowers or Lender contained in this Agreement or in the Loan Documents. All such undertakings, agreements, covenants, warranties, and representations shall survive such termination or cancellation.

        10. CONDITIONS PRECEDENT TO LOAN. The obligation of Lender to disburse the Loan is subject to the following conditions precedent:

             10.1 Execution and delivery  of all of  the following  Loan
        Documents:

                  (a) Additional Credit Facility Note. The Additional Credit Facility Note duly executed by Borrowers.

                  (b) Revolving Credit Note. The Revolving Credit Note duly executed by Borrowers.

                  (c)  Financing  Statements.    Form  UCC-1   Financing
             Statements  for  the  States  of  Tennessee  and   Illinois
             executed by each Borrower.

                  (d) Resolutions and Certificates. (i) Certified copies of resolutions of the Boards of Directors of the Company and Circuit/Tennessee authorizing or ratifying the execution, delivery and performance, respectively, of this Agreement, the Revolving Credit Note, the Additional Credit Facility Note, and the Loan Documents; (ii) certified copies of the Articles of Incorporation and By-Laws and
             Certificate of Good Standing recently issued by the Secretary of State of the State of Illinois setting forth that the Company is in good standing and has full authority to transact business in Illinois and in any other jurisdiction in which Borrowers maintain any part of the Collateral; (iii) certified copies of the Articles of Incorporation and By-Laws and Certificate of Good Standing recently issued by the Secretary of State of Tennessee setting forth that Circuit/Tennessee is in good standing and has full authority to transact business in Tennessee and in any jurisdiction in which Borrowers maintain any part of the Collateral; and (iv) certified copies of the Limited Partnership Agreement and Certificate of Limited Partnership of the Partnership.

                  (e) Consents. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals, if any, with respect to this Agreement, the Revolving Credit Note, the Additional Credit Facility Note, and the Loan Documents.

                  (f) Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of each of the Company and Circuit/Tennessee, certifying the names of the officers and directors of the Company and Circuit/Tennessee, which are authorized to execute and deliver this Agreement, the Additional Credit Facility Note, the Revolving Credit Note, any of the Loan Documents, and any other documents provided for in this Agreement to be executed and delivered by Borrowers, together with a sample of his true signature.

                  (g)  Other   Documents.      Such   other   documents,
             assignments,  certificates  and  opinions  that  shall   be
             reasonably required by Lender or Lender's counsel.

             Each of the Loan Documents shall be in form and substance prescribed by Lender. Without limiting the foregoing, each of the Loan Documents, where applicable, shall contain a provision stating that the occurrence of an Event of Default under this Agreement or the occurrence of a default under any of the other Loan Documents or the occurrence of an Event of Default under any loan made or participated in by Lender in which any Borrower or an entity affiliated with any Borrower is a party.

             10.2 Evidence of Insurance Coverage. Evidence of the insurance required to be maintained by Borrowers hereunder naming Lender as an additional insured party and loss payee on standard clauses as follows:

                       AMERICAN NATIONAL BANK AND TRUST
                       COMPANY OF CHICAGO, its Successors
                       and/or Assignees
                       21 North Randall Street
                       Elk Grove Village, Illinois  60007

   and containing a prohibition against cancellation or modification without giving at least 30 days prior written notice thereof to Lender. Borrowers must furnish a copy of such policy prior to the Loan Opening Date for final approval and the actual original insurance policy or certificate must be presented at closing.

             10.3 UCC, Tax and Judgment Searches. Currently dated Uniform Commercial Code, Federal, Tennessee and Illinois Tax Lien Searches, Judgment Searches and Pending Suit searches, covering each Borrower, disclosing no matters which are objectionable to Lender. Such searches must be dated within ninety (90) days of the disbursement of the Loan.

             10.4 Attorney's  Opinion.    An  opinion  of  an   attorney
   acceptable to Lender to the effect that:

                  (a) The Partnership is a duly formed limited partnership under the laws of the State of Tennessee and such entity is validly existing and fully qualified to do business in the State of Tennessee. Circuit/Tennessee is a duly formed corporation under the laws of the State of Tennessee and such entity is existing and fully qualified to do business in the State of Tennessee. The Company is a duly formed corporation under the laws of the State of Illinois and such entity is validly existing and fully qualified to do business in the States of Tennessee and Illinois;

                  (b) This Agreement and the Loan Documents have been duly authorized, executed and delivered by each Borrower and constitute the legal, valid and binding obligations of Borrowers, enforceable in accordance with their respective terms, subject only to applicable bankruptcy, solvency and other laws effecting creditor's rights;

                  (c) The Loan is not usurious under the laws of the States of Illinois or Tennessee;

                  (d) The execution and delivery of the Loan Documents or any of them and the carrying out of the transactions contemplated thereby will not violate, conflict with, or constitute a default under any agreement to which any Borrower is a party or by which any of them may be bound;

                  (e) There are no actions, suits or proceedings pending or, to said counsel's knowledge, threatened against any Borrower or the Collateral, either at law or in equity or before or by any governmental authority; and there are no other matters which would substantially impair the ability of Borrowers to pay when due any amounts which may become payable under the Loan or otherwise perform the obligations of Borrowers under the Loan Documents; and

                  (f) Any other matters which Lender may reasonably request.

             10.5 Warranties and  Representations.   The warranties  and
   representations set forth in this Agreement and the Loan Documents are true and correct.

             10.6 No Default. No Event of Default or Unmatured Event of Default has occurred and is continuing.

        11.  EVENTS OF DEFAULT.   The occurrence of any  one or more  of
   the following shall constitute and "Event of Default" for purposes of this Agreement:

             11.1 Payment. Failure to pay within five (5) days after the date when due any installment of principal or interest, or failure to pay, within ten (10) days after written notice from Lender, any other amount payable pursuant to either Note, this Agreement or any of the other Loan Documents.

             11.2 Performance. Failure by any Borrower to promptly perform any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by such Borrower under this Agreement, either Note, or any other Loan Document, after thirty (30) days notice thereof from Lender.

             11.3 Misrepresentation. Any inaccuracy, untruth or failure to perform in any material respect of any representation, covenant or warranty contained in this Agreement or any other Loan Documents, or of any statement or certification as to facts delivered to Lender pursuant hereto.

             11.4 Material Change.   A  material adverse  change in  the
   financial condition of any Borrower.

             11.5 Voluntary Bankruptcy. At any time, any Borrower files a bankruptcy petition, or is adjudicated a bankrupt or insolvent, or institutes (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future Federal, state or other statute or law, or admits in writing its inability to pay his or its debts as they mature, or makes an assignment for the benefit of its creditors, or seeks or consents to the appointment of any receiver, trustee or similar officer for all or any substantial part of its property.

             11.6 Involuntary  Bankruptcy.    The  commencement  of  any
   involuntary petition in bankruptcy against any Borrower, or the institution against any Borrower of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future Federal, state or other statute or law, or the appointment of a receiver, trustee or other officer for all or any substantial part of the property of such Borrower, which shall remain undismissed or undischarged for a period of sixty (60) days.

             11.7 Receiver. The attachment, seizure, levy upon or taking of possession by any receiver, custodian, or assignee for the benefit of creditors of a substantial portion of any Borrower's property.

             11.8 Sale  or  Transfer.     Any  sale,  transfer,   lease,
   assignment, conveyance, lien or encumbrance made in violation of the terms hereof.

             11.9 Injunction. Failure of any Borrower for a period of thirty (30) days after Lender's demand to procure the dismissal or disposition to Lender's satisfaction of any proceedings seeking to enjoin or otherwise prevent or declare invalid or unlawful the occupancy, maintenance or operation of any facility maintained by any Borrower, or any portion thereof, as called for by the terms of this Agreement, or of any proceedings which could or might affect the validity or priority of the security for the Loan or which could materially affect any Borrower's ability to perform its obligations under this Agreement.

             11.10 Cross Default. The occurrence of a default under any of the other loans made or participated in by Lender in which Borrower, or an entity affiliated with Borrower, Beneficiary or any Guarantor is a party.

             11.11     Non-Payment of  Other Indebtedness  for  Borrowed
   Money. Default in the payment when due (subject to any applicable cure period), whether by acceleration or otherwise, of any other indebtedness for borrowed money of, or guaranteed by, any Borrower or default in the performance or observance of any obligation or condition with respect to any such other indebtedness if the effect of such default is to accelerate the maturity of any such indebtedness, or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity date.

             11.12 Other Material Obligations. Default in the payment when due (subject to any applicable cure period), or in the performance or observance of, any material obligation of, or condition agreed to by any Borrower with respect to any material purchase or lease of goods and services (except only to the extent that the existence of any such default is being contested by such Borrower in good faith and by appropriate proceedings).

             11.13 Employee Benefit Plans. If a contribution failure occurs with respect to any pension plan maintained by any Borrower or any corporation, trade or business that is, along with such Borrower, a member of a controlled group of corporations or controlled group of trades or businesses (as defined in Sections 414(b) and (c) of the Internal Revenue Code of 1986 or Section 4001 of ERISA) sufficient to give rise to a lien under Section 302(f) of ERISA.

             11.14     Security.  If Lender is reasonably insecure.

             Upon the occurrence of an Event of Default, all Borrower's Liabilities then outstanding shall become immediately due and payable, in full and all without notice of any kind, but with such adjustments, if any, with respect to interest or other charges as may be provided for herein or in the Notes, the Loan Documents, or any other written agreements between Borrowers and Lender; and, in the case of any other Event of Default, Lender may declare the Notes and all other Liabilities then outstanding to be due and payable. Lender shall promptly advise Borrowers of any such declaration, but failure to do so shall not impair the effect of such declaration.

        12.  REMEDIES.

             12.1 Lender's Rights and Remedies. Lender shall have available to it all rights and remedies available herein and/or under the Loan Documents, including, without limitation, the following rights and remedies:

             (a)  Right to  Assign.   Lender may  assign this  Agreement
        upon prior written notice to Borrowers (but such notice shall not imply that any consent from any Borrower is necessary to effect any such assignment), and if Lender does assign this Agreement, the assignee shall be entitled to the performance of all of Borrowers' agreements and obligations under this Agreement, and the assignee shall be entitled to all the rights and remedies of Lender under this Agreement, and each Borrower expressly agrees that it will assert no claims or defenses it may have against Lender against the assignee except those available to it in this Agreement.

             (b) Right to Discharge Borrower's Obligations. Lender may, at its option, discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may remedy or cure any default of any Borrower under the terms of any lease, rental agreement, or other document which in any way pertains to or affects Borrower's title to or interest in any of the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral, and each Borrower agrees to reimburse Lender, on demand, for any payment made or any expense incurred by Lender, including reasonable attorneys' fees, pursuant to the foregoing authorization, together with interest at the Default Rate from the date so paid or incurred by Lender, which payments, expenses and interest shall be secured by the security intended to be afforded by this Agreement and/or by the Security Agreements and the Collateral.

             (c) Right of Enforcement. Lender shall have and may exercise any and all rights of enforcement and remedies before or after default afforded to a bank under the UCC together with any and all other rights and remedies otherwise provided and available to Lender at law or in equity as of the date of this Agreement or the date of such Borrower's default; and, in conjunction with, in addition to, or substitution for those rights and remedies, at Lender's discretion, Lender may:

                  (i) To the extent permitted by law, enter upon any Borrower's premises to take possession of, assemble and collect the Collateral or to render it or any portion of the Collateral unusable; and/or

                  (ii) Remedy any default in any reasonable manner, without waiving its rights and remedies upon default and without waiving any other prior or subsequent default.

             (d)  Right of Sale.

                  (i) Each Borrower agrees that should it fail to make payments as provided in the Notes or the other Loan Documents, or if a default be made on any obligation or promise of any Borrower contained herein or hereby secured or contained in or secured by the Notes or the other Loan Documents, then Lender may, at its option, sell or dispose of the Collateral at public or private sale without any previous demand of performance or notice to Borrowers of any such sale whatsoever, except as provided under the UCC, and from the proceeds of sale retain: (A) all costs and charges incurred by Lender in taking and causing the removal and sale of said property, including such reasonable attorneys' fees as shall have been incurred by Lender; (B) all sums due pursuant to the Notes, the Loan Documents, and this Agreement, and all accrued interest thereon; and (C) all monies due from Borrowers to Lender under any other indebtedness or obligation and all accrued interest thereon. Any surplus of such proceeds remaining shall be paid to Borrowers.

                  (ii) At any sale or sales made pursuant to this Agreement or in a suit to foreclose the same, the Collateral may be sold en masse or separately, at the same or at different times, at the option of Lender or its assigns. Such sale may be public or private, with notice as required by the UCC, and the Collateral need not be present at the time or place of sale. At any such sale, Lender or the holder of the Notes hereby secured may bid for and purchase any of the property sold, notwithstanding that such sale is conducted by Lender or its attorneys, agents, or assigns, and no irregularity in the manner of sale or of giving notice shall operate to preclude Lender from recovering the Indebtedness.

                  (iii) If any notification of intended sale or other disposition of the Collateral or any part thereof is required under the UCC or other law, such notification, if mailed, shall be deemed reasonably and properly given if mailed to Borrowers at least ten (10) days before such sale or disposition.

             (e) Upon an Event of Default, each Borrower, immediately upon demand by Lender, shall assemble the Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and such Borrower. Each Borrower recognizes that in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the Other Agreements, no remedy of law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

             (f) Upon an Event of Default, without notice, demand or legal process of any kind, Lender may take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any Borrower's premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same in any Borrower's premises without cost to Lender.

             (g) Upon an Event of Default, each Borrower agrees that Lender may, if Lender deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrowers agree that Lender has no obligation to preserve rights against prior parties to the Collateral. Further, to the extent permitted by law, each Borrower waives and releases any cause of action and claim against Lender as a result of Lender's possession, collection or sale of the Collateral, any liability or penalty for failure of Lender to comply with any requirement imposed on Lender relating to notice of sale, holding of sale or reporting of sale of the Collateral, and any right of redemption from such sale.

             (h) Miscellaneous. Lender shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under said provisions strictly in accordance with the same shall not be construed or operate as a waiver of any of the rights and remedies granted Lender hereunder or as having created a custom in any way or manner contrary to the specific provisions of this Agreement or as having in any way or manner modified the same. All rights and remedies of Lender are cumulative and concurrent, and the exercise of one right or remedy by Lender shall not be deemed a waiver or release of any other right or remedy. Except as otherwise specifically required herein, notice of the exercise of any right, remedy or power granted to Lender by this Agreement is not required to be given.

        13.  MISCELLANEOUS.

             13.1 All payments of principal and interest on the Loan shall be made to Lender in immediately available funds not later than 2 p.m. Chicago time on the date such payments are to be made.

             13.2 If any advances or payments made by Lender pursuant to this Agreement or any other Loan Document, together with disbursements of the Loan, shall exceed the face amount of the Notes, all such advances and payments shall constitute additional indebtedness secured by the Loan Documents, and shall bear interest at the Default Rate from the date advanced until paid.

             13.3 Each Borrower shall, upon request, execute and deliver such further instruments and documents and do such further acts and things as may be required to provide to Lender the evidence of and security for the Loan contemplated by this Agreement.

             13.4 In  the  event  of   any  inconsistency  between   any
   provision of this Agreement and any provision of any other Loan Document, the provision of this Agreement shall govern.

             13.5 If any Borrower fails to perform any obligation of any Borrower under this Agreement or any other Loan Document, or if any Event of Default shall occur hereunder or under any other Loan Document, Lender may, but shall not be obligated to, perform such obligation or cure such default, and all amounts expended in so doing, all Loan Expenses and all other amounts paid or advanced by Lender pursuant to the Loan Documents, and all other amounts advanced by Lender in connection with construction or preserving any security for the Loan, shall constitute additional advances of the Loan, shall be secured by all Loan Documents, and shall bear interest at the Default Rate from the date advanced until paid.

             13.6 This Agreement may only be amended, modified or supplemented by the written agreement of Borrowers and Lender. No waiver of any provision of this Agreement or any other Loan Documents shall be effective unless set forth in writing signed by Lender, and any such waiver shall be effective only to the extent therein set forth. Failure by Lender to insist upon full and prompt performance of any provisions of this Agreement or any other Loan Documents, or to take action in the event of any breach of any such provision or Event of Default, shall not constitute a waiver of any rights of Lender, and Lender may at any time thereafter while such breach or Event of Default remains uncured exercise all rights specified herein or provided by applicable law with respect to such breach or Event of Default.

             13.7 Any notice which any party hereto gives to any other party hereunder shall be in writing and shall be deemed given when delivered in person to a representative of the party, or two business days after deposited in the United States certified or registered mail, return receipt requested, addressed to the party, at the address of such party set forth below, or at such other address as the party to whom notice is to be given has specified by notice hereunder to the party seeking to give such notice:

             Borrower       c/o Circuit Systems, Inc.
                            2350 East Lunt Avenue
                            Elk Grove Village, Illinois  60007
                            Attention:  Mr. Dilip S. Vyas

             Copy to:       Rieck and Crotty
                            55 West Monroe Street
                            Suite 3390
                            Chicago, Illinois  60603-5062
                            Attention:  Douglas C. Conover

             Lender:        American National Bank and Trust
                                Company of Chicago
                            21 North Randall Street
                            Elk Grove Village, Illinois   60007
                            Attention:  James G. Cygan, Vice President

             Copy to:       Meltzer, Purtill & Stelle
                            1515 East Woodfield Road
                            Suite 250
                            Schaumburg, Illinois  60173
                            Attention:  Scott D. Gudmundson

             13.8 The rights, powers and remedies of Lender under this Agreement shall inure to the benefit of Lender, its successors and assigns. Lender shall have the absolute right to assign all or any portion of its rights, powers and remedies under this Agreement.

             13.9 This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Illinois, without regard to the conflicts of laws rules thereof.

             13.10     Except as arises out of Lender's gross negligence
   or willful misconduct, each Borrower agrees to indemnify, defend and hold Lender harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including reasonable attorneys' fees and court costs) of whatever kind or nature which may be imposed on, incurred by or asserted against Lender at any time which relate to or arise from the making of the Loan by Lender, including, without limitation, any brokerage commissions or finder's fees asserted against Lender with respect to the making of the Loan and any damages incurred by Lender by reason of the construction of Borrowers and Lender as having the relationship of joint venturers or partners or Borrowers or Lender being deemed to have acted as agent for the other.

             13.11 This Loan Agreement is based primarily on the credit worthiness and representation of Borrowers to whom it is made.
    The rights and obligations of Borrowers under this Agreement may not be assigned, assumed nor transferred and any other purported action by any Borrower shall be null and void. It is further understood and agreed that, except as specifically provided herein, the ownership, stock, or control of Circuit/Tennessee, or any partnership interest in any Borrower, or a substantial portion of any Borrower's assets may not be transferred, conveyed, or alienated in any form, without the written consent of Lender.

             13.12 The titles and headings of the articles and paragraphs of this Agreement have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

             13.13 Lender, by executing and performing this Agreement, does not become a partner or joint venturer with any Borrower and all inspections of the Collateral herein provided for are for the sole benefit of Lender.

             13.14 Time is of the essence of the payment of all amounts due Lender under this Agreement and performance and observance by Borrowers of each covenant, agreement, provision and term of this Agreement.

             13.15 In the event any one or more of the provisions contained in this Agreement or in any of the Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall at the option of Lender, not affect any other provision of this Agreement or any such Loan Document, and this Agreement and any such Loan Document shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

             13.16 Should a claim ("Recovery Claim") be made upon Lender at any time for recovery of any amount received by Lender in payment of Borrower's Liabilities (whether received from any Borrower or otherwise) and should Lender repay all or part of said amount by reason of (1) any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of its property; or (2) any settlement or compromise of any such Recovery Claim effected by Lender with the claimant (including any Borrower), this Agreement and the security interests granted Lender hereunder shall continue in effect with respect to the amount so repaid to the same extent as if such amount had never originally been received by Lender, notwithstanding any prior termination of this Agreement, the return of this Agreement to Borrowers, or the cancellation of any note or other instrument evidencing Borrower's Liabilities. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof.

             13.17 Lender's failure to require strict performance by any Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by any Borrower under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by any Borrower under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Agreement or the Other Agreements and no Event of Default by any Borrower under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to such Borrower specifying such suspension or waiver.

             13.18 Each Borrower hereby appoints Lender as such Borrower's agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any agreement, instrument or document which Lender may reasonably deem necessary or advisable to accomplish the purposes hereof which appointment is irrevocable and coupled with an interest. All monies paid for the purposes herein, and all costs, fees and expenses paid or incurred in connection therewith, shall be part of Borrower's Liabilities, payable by Borrowers to Lender on demand.

             13.19 This Agreement, or a carbon, photographic or other reproduction of this Agreement or of any Uniform Commercial Code financing statement covering the Collateral or any portion thereof, shall be sufficient as a Uniform Commercial Code financing statement and may be filed as such.

             13.20 Except as otherwise provided in the Other Agreements, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

             13.21 Except as otherwise specifically provided in this Agreement, each Borrower waives any and all notice or demand which such Borrower might be entitled to receive by virtue of any applicable statute or law, and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any and all agreements, instruments or documents at any time held by Lender on which any Borrower may in any way be liable.

             13.22 Until Lender is notified by Borrowers to the contrary in writing by registered or certified mail directed to Lender's principal place of business, the signature upon this Agreement or upon any of the Loan Documents of any partner, manager, employee or agent of the Borrowers, or of any other Person designated in writing to Lender by any of the foregoing, shall bind such Borrower and be deemed to be the duly authorized act of such Borrower.

             13.23 If at any time or times hereafter, whether or not Borrower's Liabilities are outstanding at such time, Lender: (a) employs counsel for advice or other representation, (i) with respect to the Collateral, this Agreement, the Other Agreements or the administration of Borrower's Liabilities, (ii) to represent Lender in any litigation, arbitration, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, arbitration, contest, dispute, suit or proceeding (whether instituted by Lender, any Borrower or any other Person) in any way or respect materially relating to the Collateral, this Agreement, the Other Agreements, or any Borrower's affairs, or (iii) to enforce any rights of Lender against any Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or the Other Agreements; (b) takes any action with respect to administration of Borrower's Liabilities or to protect, collect, sell, liquidate or otherwise dispose of the Collateral; and/or (c) attempts to or enforces any of Lender's rights or remedies under this Agreement or the Other Agreements, including, without limitation, Lender's rights or remedies with respect to the Collateral, the reasonable costs and expenses incurred by Lender in any manner or way with respect to the foregoing, shall be part of Borrower's Liabilities, payable by Borrowers to Lender on demand.

             13.24 EACH BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR THE COLLATERAL SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN EITHER THE CITY OF CHICAGO, STATE OF ILLINOIS OR THE CITY OF GREENEVILLE, STATE OF TENNESSEE. EACH BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITIES AND STATE.
    EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST EACH BORROWER BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

             13.25 EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY ARISING IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT, COUNTERCLAIM OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

             13.26 Notwithstanding anything herein contained to the contrary, Lender will not be required to make any disbursement or perform any other act under this Agreement if as a result thereof, Lender will violate any law, statute, ordinance, rule, regulation or judicial decision applicable thereto. This Agreement may be executed and delivered by any party hereto by way of counterpart, which, when taken together with all executed counterparts hereof shall constitute a single agreement; provided, however, that any counterpart, when taken separately from other counterparts shall be fully binding and enforceable as against the party signatory thereto, without respect to the other counterparts.

   Dated:  November 21, 1997

                                 LENDER:

                                 AMERICAN NATIONAL BANK AND
                                 TRUST COMPANY OF CHICAGO


                                 By:  James G. Cygan
                                 Its:  Vice President


                                 BORROWER:

                                 CIRCUIT SYSTEMS OF TENNESSEE, L.P.,
                                 a Tennessee limited partnership

                                 By:  CIRCUIT SYSTEMS OF
                                 TENNESSEE, INC., its general partner

                                 By:  Dilip S. Vyas
                                 Its: Vice President
                                 CIRCUIT SYSTEMS OF TENNESSEE, INC.,
                                 a Tennessee corporation

                                 By:  Dilip S. Vyas
                                 Its: Vice President


                                 CIRCUIT SYSTEMS, INC.,
                                 an Illinois corporation

                                 By:  Dilip S. Vyas
                                 Its: Vice President

                      SCHEDULE OF EXHIBITS


                  Exhibit A      Existing Litigation

                  Exhibit B      Permitted Indebtedness

                  Exhibit C      Permitted Liens

                  Exhibit D      Additional Credit Facility Note

                  Exhibit E      Revolving Credit Note

                  Exhibit F      Patents and Trademarks

                                 EXHIBIT A

                            EXISTING LITIGATION


                                   None.



                                 EXHIBIT B

                          PERMITTED INDEBTEDNESS

                                   None.



                                 EXHIBIT C

                              PERMITTED LIENS

                                   None.



                                 EXHIBIT D

                      ADDITIONAL CREDIT FACILITY NOTE



                                 EXHIBIT E

                           REVOLVING CREDIT NOTE



                                 EXHIBIT F

                          PATENTS AND TRADEMARKS

                                                              EXHIBIT D
                               American National Bank
                            and Trust Company of Chicago

                           ADDITIONAL CREDIT FACILITY NOTE


   Due: August 31, 1998                                   $5,000,000.00

   Note No. ____________                       Date:  November 21, 1997


   PROMISE TO PAY: On or before August 31, 1998, for value received, the undersigned, Circuit Systems, Inc., an Illinois corporation ("Circuit/Illinois"), Circuit Systems of Tennessee, Inc., a Tennessee corporation ("Circuit/Tennessee") and Circuit Systems of Tennessee, L.P., a Tennessee limited partnership ("the Partnership"; the Partnership, Circuit/Illinois and Circuit/Tennessee are hereinafter sometimes individually referred to as a "Borrower" and collectively, jointly and severally referred to as the "Company"), promise to pay to American National Bank and Trust Company of Chicago (the "Bank") or order, at the Bank's main office in Chicago, Illinois 60670 or at any office of the Bank in the State of Illinois, the sum of Five Million and No/100 Dollars ($5,000,000.00), or such lesser sum as is indicated on the Bank's records, plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at the rate announced from time to time by the Bank as its "prime" rate, which rate may not be the lowest rate charged by the Bank to any of its customers (the "Note Rate"), until maturity, whether by acceleration or otherwise, and at a rate of 3% per annum above the Note Rate on overdue principal from the date when due until paid. Each change in the "prime" rate will immediately change the Note Rate in effect hereunder.

        In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

        Interest will be computed on the unpaid principal balance hereof from the date of each borrowing.

        Until  maturity,  the  Company  will  pay  consecutive   monthly
   installments of interest only commencing November 30, 1997, and on the last day of each calendar month thereafter.

        The Company acknowledges and agrees (i) that this Note evidences a business loan for the purpose of financing a commercial enterprise carried on for the purpose of investment or profit within the purview of Section 205/4, Chapter 815, of the Illinois Compiled Statutes and is not subject to any usury law or limitation of the State of Illinois, and ii) the obligation evidenced by this Note is an exempt transaction under the Federal Truth-in-Lending Act, 15 U.S.C.,
   Section 1601, et seq.

        The Bank has approved a credit facility to the Company in a principal amount not to exceed the face amount of this Note. The credit facility is in the form of advances made from time to time by the Bank to the Company. This Note evidences the Company's obligation to repay those advances. The aggregate principal amount of debt evidenced by this Note shall be the amount reflected from time to time in the records of the Bank but shall not exceed the face amount of this Note. Until maturity, the Company may borrow, pay down and reborrow under this Note so long as the aggregate principal amount outstanding at any one time does not exceed the face amount of this Note.

        This Note evidences a debt under the terms of a Loan and Security Agreement of even date herewith, which amends and restates in its entirety that certain Secured Revolving Credit Agreement between the Bank and the Company dated as of April 30, 1993, as amended April 29, 1994, August 23, 1994, August 31, 1995, November 27, 1995, April 30, 1996, August 30, 1996 and July 24, 1997 (the
   "Agreement"), and is entitled to the benefits of and subject to the provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified in the Agreement as may be amended from time to time.

        To secure the payment of this Note, Borrower's Liabilities (as defined in the Agreement) and any other present or future liability of the Company to the Bank, whether several, joint, or joint and several, the Company has previously pledged and granted to the Bank a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired ("Collateral"): all securities and other property of the Company in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity); all property or securities declared or acknowledged to constitute security for any past, present or future liability of the Company to the Bank; all balances of deposit accounts of the Company with the Bank; and the following additional property of the Company: all Inventory, Accounts, Accounts Receivable, General Intangibles and Equipment as described in those Security Agreements executed by Circuit/Illinois dated as of April 1, 1992 and April 30, 1993, and the Security Agreement executed by the Partnership and dated July 24, 1997, as provided to the Bank in connection therewith. The terms used to identify the Collateral shall have the respective meanings assigned to such terms as of the date hereof in the Illinois Uniform Commercial Code.

        Regardless of the adequacy of the Collateral, any deposits or other sums at any time credited by or payable or due from Bank to any Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of any Borrower in the possession or control of Bank or its bailee for any purpose, may be reduced to cash and applied by Bank to or set off by Bank against the amounts due hereunder.

        Each Borrower agrees to deliver to Bank immediately upon Bank's demand, such additional collateral as Bank may request from time to time should the value of the Collateral (in Bank's sole and exclusive opinion) decline, deteriorate, depreciate or become impaired, or should Bank deem itself insecure for any reason whatsoever, including, without limitation, a change in the financial condition of any Borrower or any party liable with respect to Borrower's Liabilities, and does hereby grant to Bank a continuing security interest in such other collateral, which shall be deemed to be a part of the Collateral. Each Borrower shall execute and deliver to Bank, at any time upon Bank's demand, all agreements, instruments, documents and other written matter that Bank may request, in form and substance acceptable to Bank, to perfect and maintain perfected Bank's security interest in the Collateral or any additional collateral. Each Borrower agrees that a carbon, photographic or photostatic copy, or other reproduction, of this Note or of any financing statement, shall be sufficient as a financing statement.

        Bank may take, and each Borrower hereby waives notice of, any action from time to time that Bank may deem necessary or appropriate to maintain or protect the Collateral, and Bank's security interest therein, and in particular Bank may at any time (i) transfer the whole or any part of the Collateral into the name of Bank or its nominee; (ii) collect any amounts due on Collateral directly from persons obligated thereon; (iii) take control of any proceeds and products of Collateral; and/or (iv) sue or make any compromise or settlement with respect to any Collateral. Each Borrower hereby releases Bank from any and all causes of action or claims which any Borrower may now or hereafter have for any asserted loss or damage to such Borrower claimed to be caused by or arising from: (a) Bank's taking any action permitted by this paragraph; (b) any failure of Bank to protect, enforce or collect in whole or in part any of the Collateral; and/or (c) any other act or omission to act on the part of Bank, its officers, agents or employees, except for willful misconduct.

        Upon the occurrence of an Event of Default, at Bank's option, without notice by Bank to or demand by Bank of the Company: (i) all of Borrower's Liabilities shall be immediately due and payable; (ii) Bank may exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction and any other applicable law upon default by a debtor;
   (iii) Bank may enter, with or without process of law and without breach of the peace, any premises where the Collateral is or may be located, and may seize or remove the Collateral from said premises and/or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral; and/or
   (iv) Bank may sell or otherwise dispose of the Collateral at public or private sale for cash or credit; provided, however, that the Company shall be credited with the net proceeds of any such sale only when the same are actually received by Bank.

        Company shall be liable for any deficiency remaining after disposition of any Collateral. The Company is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

        Each endorser and any other party liable on this Note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of the Collateral, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of it or the exercise of any right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

        This Note shall be binding on each Borrower and its successors, and shall inure to the benefit of the Bank, its successors and assigns. Any reference to the Bank shall include any holder of this Note. This Note is delivered in the State of Illinois and governed by Illinois law. This Note and any related loan documents embody the entire agreement between the Company and the Bank regarding the terms of the loan evidenced by this Note and supersede all oral statements and prior writings relating to that loan.

        TO INDUCE BANK TO ACCEPT THIS NOTE, EACH BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS.

        EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST ANY BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

   WAIVER OF JURY TRIAL: The Bank and the Company, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Note or any related instrument or agreement or any of the transactions contemplated by this Note or any course of conduct, dealing, statements, whether oral or written, or actions of either of them. Neither the Bank nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Company except by a written instrument executed by both of them.

   Address:                      CIRCUIT SYSTEMS, INC.
                                 2350 East Lunt Avenue
                                 Elk Grove Village, Illinois  60007

                                 By:  Dilip S. Vyas
                                 Its: Vice President


                                 CIRCUIT SYSTEMS OF TENNESSEE, L.P.
                                 a Tennessee limited partnership

                                 By: Circuit Systems of Tennessee, Inc.,
                                 its general partner

                                 By:  Dilip S. Vyas
                                 Its: Vice President


                                 CIRCUIT SYSTEMS OF TENNESSEE, INC.

                                 By:  Dilip S. Vyas
                                 Its: Vice President

                                                              EXHIBIT E


                           American National Bank
                           and Trust Company of Chicago

                           REVOLVING CREDIT NOTE


   Due: August 31, 1999                                  $10,000,000.00

   Note No. ____________                       Date:  November 21, 1997
                                            Effective September 1, 1997

   PROMISE TO PAY: On or before August 31, 1999, for value received, the undersigned, Circuit Systems, Inc., an Illinois corporation ("Circuit/Illinois"), Circuit Systems of Tennessee, Inc., a Tennessee corporation ("Circuit/Tennessee") and Circuit Systems of Tennessee, L.P., a Tennessee limited partnership ("the Partnership"; the Partnership, Circuit/Illinois and Circuit/Tennessee are hereinafter sometimes individually referred to as a "Borrower" and collectively, jointly and severally referred to as the "Company"), promise to pay to American National Bank and Trust Company of Chicago, as assignee of NBD Bank (the "Bank") or order, at the Bank's main office in Chicago, Illinois 60670 or at any office of the Bank in the State of Illinois, the sum of Ten Million and No/100 Dollars ($10,000,000.00), or such lesser sum as is indicated on the Bank's records, plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at the Company's option at either (i) the rate announced from time to time by the Bank as its "prime" rate, which rate may not be the lowest rate charged by the Bank to any of its customers, or (ii) the Negotiated Rate as stated in the Agreement (as hereinafter defined) (the "Note Rate"), until maturity, whether by acceleration or otherwise, and at a rate of 3% per annum above the Note Rate on overdue principal from the date when due until paid. The Negotiated Rate may be greater or lesser than the prime rate, and each change in the "prime" rate will immediately change the Note Rate if such rate is chosen and in effect hereunder.

        In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

        Interest will be computed on the unpaid principal balance hereof from the date of each borrowing.

        Until maturity, the Company will pay consecutive monthly installments of interest only commencing September 30, 1997, and on the last day of each calendar month thereafter.

        The Company acknowledges and agrees (i) that this Note evidences a business loan for the purpose of financing a commercial enterprise carried on for the purpose of investment or profit within the purview of Section 205/4, Chapter 815, of the Illinois Compiled Statutes and is not subject to any usury law or limitation of the State of Illinois, and ii) the obligation evidenced by this Note is an exempt transaction under the Federal Truth-in-Lending Act, 15 U.S.C.,
   Section 1601, et seq.

        The Bank has approved a credit facility to the Company in a principal amount not to exceed the face amount of this Note. The credit facility is in the form of advances made from time to time by the Bank to the Company. This Note evidences the Company's obligation to repay those advances. The aggregate principal amount of debt evidenced by this Note shall be the amount reflected from time to time in the records of the Bank but shall not exceed the face amount of this Note. Until maturity, the Company may borrow, pay down and reborrow under this Note so long as the aggregate principal amount outstanding at any one time does not exceed the face amount of this Note.

        This Note evidences a debt under the terms of a Loan and Security Agreement of even date herewith, which amends and restates in its entirety that certain Secured Revolving Credit Agreement between the Bank and the Company dated as of April 30, 1993, as amended April 29, 1994, August 23, 1994, August 31, 1995, November 27, 1995, April 30, 1996, August 30, 1996 and July 24, 1997 (the
   "Agreement"), and is entitled to the benefits of and subject to the provisions of the Agreement. This Note consolidates the loans evidenced by, and amends and restates in their entirety, the Credit Facility Note in the original principal amount not to exceed $4,000,000.00 dated July 24, 1997 and the Revolving Credit Note in the original principal amount not to exceed $6,000,000.00 dated July 24, 1997. The Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified in the Agreement as may be amended from time to time.

        To secure the payment of this Note, Borrower's Liabilities (as defined in the Agreement) and any other present or future liability of the Company to the Bank, whether several, joint, or joint and several, the Company has previously pledged and granted to the Bank a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired ("Collateral"): all securities and other property of the Company in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity); all property or securities declared or acknowledged to constitute security for any past, present or future liability of the Company to the Bank; all balances of deposit accounts of the Company with the Bank; and the following additional property of the Company: all Inventory, Accounts, Accounts Receivable, General Intangibles and Equipment as described in those Security Agreements executed by Circuit/Illinois dated as of April 1, 1992 and April 30, 1993, and the Security Agreement executed by the Partnership and dated July 24, 1997, as provided to the Bank in connection therewith. The terms used to identify the Collateral shall have the respective meanings assigned to such terms as of the date hereof in the Illinois Uniform Commercial Code.

        Regardless of the adequacy of the Collateral, any deposits or other sums at any time credited by or payable or due from Bank to any Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of any Borrower in the possession or control of Bank or its bailee for any purpose, may be reduced to cash and applied by Bank to or set off by Bank against the amounts due hereunder.

        Each Borrower agrees to deliver to Bank immediately upon Bank's demand, such additional collateral as Bank may request from time to time should the value of the Collateral (in Bank's sole and exclusive opinion) decline, deteriorate, depreciate or become impaired, or should Bank deem itself insecure for any reason whatsoever, including, without limitation, a change in the financial condition of any Borrower or any party liable with respect to Borrower's Liabilities, and does hereby grant to Bank a continuing security interest in such other collateral, which shall be deemed to be a part of the Collateral. Each Borrower shall execute and deliver to Bank, at any time upon Bank's demand, all agreements, instruments, documents and other written matter that Bank may request, in form and substance acceptable to Bank, to perfect and maintain perfected Bank's security interest in the Collateral or any additional collateral. Each Borrower agrees that a carbon, photographic or photostatic copy, or other reproduction, of this Note or of any financing statement, shall be sufficient as a financing statement.

        Bank may take, and each Borrower hereby waives notice of, any action from time to time that Bank may deem necessary or appropriate to maintain or protect the Collateral, and Bank's security interest therein, and in particular Bank may at any time (i) transfer the whole or any part of the Collateral into the name of Bank or its nominee; (ii) collect any amounts due on Collateral directly from persons obligated thereon; (iii) take control of any proceeds and products of Collateral; and/or (iv) sue or make any compromise or settlement with respect to any Collateral. Each Borrower hereby releases Bank from any and all causes of action or claims which any Borrower may now or hereafter have for any asserted loss or damage to such Borrower claimed to be caused by or arising from: (a) Bank's taking any action permitted by this paragraph; (b) any failure of Bank to protect, enforce or collect in whole or in part any of the Collateral; and/or (c) any other act or omission to act on the part of Bank, its officers, agents or employees, except for willful misconduct.

        Upon the occurrence of an Event of Default, at Bank's option, without notice by Bank to or demand by Bank of the Company: (i) all of Borrower's Liabilities shall be immediately due and payable; (ii) Bank may exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction and any other applicable law upon default by a debtor;
   (iii) Bank may enter, with or without process of law and without breach of the peace, any premises where the Collateral is or may be located, and may seize or remove the Collateral from said premises and/or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral; and/or
   (iv) Bank may sell or otherwise dispose of the Collateral at public or private sale for cash or credit; provided, however, that the Company shall be credited with the net proceeds of any such sale only when the same are actually received by Bank.

        Company shall be liable for any deficiency remaining after disposition of any Collateral. The Company is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

        Each endorser and any other party liable on this Note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of the Collateral, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of it or the exercise of any right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

        This Note shall be binding on each Borrower and its successors, and shall inure to the benefit of the Bank, its successors and assigns. Any reference to the Bank shall include any holder of this Note. This Note is delivered in the State of Illinois and governed by Illinois law. This Note and any related loan documents embody the entire agreement between the Company and the Bank regarding the terms of the loan evidenced by this Note and supersede all oral statements and prior writings relating to that loan.

        TO INDUCE BANK TO ACCEPT THIS NOTE, EACH BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS NOTE SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS.

        EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST ANY BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

   WAIVER OF JURY TRIAL: The Bank and the Company, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Note or any related instrument or agreement or any of the transactions contemplated by this Note or any course of conduct, dealing, statements, whether oral or written, or actions of either of them. Neither the Bank nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Company except by a written instrument executed by both of them.

   Address:            CIRCUIT SYSTEMS, INC.
                       2350 East Lunt Avenue
                       Elk Grove Village, Illinois  60007

                       By:  Dilip S. Vyas
                       Its: Vice President


                       CIRCUIT SYSTEMS OF TENNESSEE, L.P.
                       a Tennessee limited partnership

                       By:  Circuit Systems of Tennessee, Inc.,
                       its general partner

                       By:  Dilip S. Vyas
                       Its: Vice President


                       CIRCUIT SYSTEMS OF TENNESSEE, INC.

                       By:  Dilip S. Vyas
                       Its: Vice President